UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)
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☐	Soliciting Material Pursuant to §240.14a-2
THE ENSIGN GROUP, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Proxy Statement
PROPOSAL 1: ELECTION OF THREE DIRECTORS
PROPOSAL 2: APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 4: RE-APPROVAL OF THE COMPANY'S 2007 OMNIBUS INCENTIVE PLAN
PROPOSAL 5: STOCKHOLDER PROPOSAL FOR MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
STOCKHOLDER PROPOSALS
OTHER MATTERS
AVAILABLE INFORMATION

THE ENSIGN GROUP, INC.
27101 Puerta Real, Suite 450
Mission Viejo, California 92691
 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 29, 2014
 TO THE STOCKHOLDERS OF THE ENSIGN GROUP, INC.:
 The annual meeting of the stockholders (the “Annual Meeting”) of The Ensign Group, Inc. (the “Company”) will be held at the Company's Southland Care Center and Home facility, located at 11701 Studebaker Road in Norwalk, California 90650 on Thursday, May 29, 2014. The Annual Meeting will convene at 10:00 a.m. PDT, to consider and take action on the following proposals:

(1) to elect the following three nominees, Mr. Roy E. Christensen, Dr. John G. Nackel and Mr. Barry M. Smith, to the Board of Directors to serve until the annual meeting of the Company in 2017 or until a successor has been appointed and is qualified ;

(2) to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014;

(3) to conduct an advisory vote on executive compensation;

(4) to re-approve the Company's 2007 Omnibus Incentive Plan to preserve the Company's ability to deduct compensation that qualifies as performance-based compensation under section 162(m) of the Internal Revenue Code;

(5) to amend the Company's articles of incorporation and bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of the shareholders in uncontested director elections, with a plurality vote standard retained for contested director elections, when the number of director nominees exceeds the number of board seats; and

(6) to transact such other business as may properly come before the meeting.
The accompanying Notice of Meeting and Proxy Statement describe these matters. We urge you to read this information carefully. The Board of Directors recommends a vote “FOR” the election of each of the three nominees for director in Proposal 1, and “FOR” the approval of each of Proposals 2, 3, 4 and 5. In addition to the business to be transacted as described above, management will speak on our developments of the past year and respond to questions of general interest to stockholders.
ONLY OWNERS OF RECORD OF THE COMPANY'S ISSUED AND OUTSTANDING COMMON STOCK AS OF THE CLOSE OF BUSINESS ON APRIL 7, 2014 (THE “RECORD DATE”) WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. EACH SHARE OF COMMON STOCK IS ENTITLED TO ONE VOTE.
Your vote is important. In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, we have elected to furnish our proxy materials to stockholders by providing access to the materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) has been mailed to the majority of our stockholders, while other stockholders have instead received paper copies of the documents accessible on the Internet. It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. If you are the registered holder of your shares and are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Internet Availability Notice previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure your shares are represented at the annual meeting.

THE ENSIGN GROUP, INC.
BY ORDER OF THE BOARD OF DIRECTORS
CHRISTOPHER R. CHRISTENSEN
PRESIDENT AND CHIEF EXECUTIVE OFFICER
Mission Viejo, California
Dated: April 16, 2014

THE ENSIGN GROUP, INC.
27101 Puerta Real, Suite 450
Mission Viejo, California 92691

Proxy Statement
For the Annual Meeting of Stockholders
to be Held on May 29, 2014

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of The Ensign Group, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held at the Company's Southland Care Center and Home facility, located at 11701 Studebaker Road, Norwalk, California 90650 at 10:00 a.m. PDT, on Thursday, May 29, 2014 (the “Annual Meeting”). Directions to the facility in order to attend the Annual Meeting may be obtained by calling (949) 487-9500. When used in this Proxy Statement, the terms “we,” “us,” “our,” or the “Company” refer to The Ensign Group, Inc. and its subsidiaries; however, The Ensign Group, Inc. is a holding company and each of the facilities and operations referenced herein is operated by a separate, wholly-owned independent operating subsidiary that has its own management, employees and assets. The use of “we,” “us,” “our” and similar words in this Proxy Statement is not meant to imply that any or all of these facilities are operated by the same entity.

We intend to mail the Notice of Internet Availability of Proxy Materials, or Internet Availability Notice, to certain of our stockholders, and, alternatively, a paper copy of this proxy statement and accompanying proxy card to all other stockholders on or about April 17, 2014.

At the Annual Meeting, the stockholders of the Company will be asked to vote on five proposals. Proposal 1 is the annual election of directors to serve on our Board of Directors. Proposal 2 is to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2014. Proposal 3 is an advisory vote on executive compensation. Proposal 4 is to re-approve the Company's 2007 Omnibus Incentive Plan. Proposal 5 is a shareholder proposal to amend the Company's articles of incorporation and bylaws to provide that director nominees in an uncontested director election shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of the shareholders, with a plurality vote standard retained for contested director elections, when the number of director nominees exceeds the number of board seats.
 Your vote is very important. Accordingly, whether or not you plan to attend the annual meeting in person, you should vote by using one of the methods described in the proxy materials. You may vote your shares at the annual meeting by attending and voting in person, by voting via the Internet or by telephone as described in the proxy materials, or by having your shares represented at the annual meeting by a valid proxy. If your shares are not registered directly in your name (e.g. you hold your shares in a stock brokerage account or through a bank or other holder of record), you may vote by following the instructions detailed on the notice or voting instruction form you receive from your broker or other nominee.
Any stockholder who executes and delivers a proxy has the right to revoke it any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted FOR the proposal in accordance with the recommendation of the Board of Directors.

The expenses of preparing, assembling, printing and mailing the Internet Availability Notice, this Proxy Statement and the materials used in the solicitation of proxies will be borne by the Company. Proxies will be solicited through the Internet and the mail and may be solicited by our officers, directors and employees in person or by telephone, email or facsimile. They will not receive additional compensation for this effort. We do not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners. The Company may retain the services of a proxy solicitation firm if, in the Board's view, it is deemed necessary or advisable. Although the Company does not currently expect to retain such a firm, it estimates that the fees of such firm could be up to $20,000 plus out-of-pocket expenses, all of which would be paid by the Company.

Record Date and Quorum Requirements

April 7, 2014 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 22,426,008 shares of the Company's common stock, par value $0.001 per share (the “Common Stock”), were issued and outstanding. Each outstanding share of Common Stock will be entitled to one vote. The Common Stock will vote as a single class with respect to all matters submitted to a vote of the stockholders at the Annual Meeting.
 In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the issued and outstanding shares of the Common Stock entitled to vote at the Annual Meeting must be represented, either in person or by proxy, at the Annual Meeting. Under Delaware law, shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.
Required Vote

Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Ratification of Deloitte & Touche LLP as our independent registered public accounting firm and approval of Proposals 3,4 and 5 will require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions and broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. In determining whether Proposals 2, 3, 4 and 5 have received the requisite number of affirmative votes, abstentions will be counted as shares entitled to vote and will have the same effect as votes against the proposals. Broker non-votes, however, will be treated as not entitled to vote for purposes of determining approval of Proposals 2, 3, 4 and 5 and will not be counted as votes for or against Proposal 2, 3, 4 or 5. Unless instructed to the contrary, the shares represented by proxies will be voted FOR the election of the nominees. Properly executed, unrevoked proxies will be voted FOR Proposals 2, 3, 4 and 5 unless a vote against such proposal or abstention is specifically indicated in the proxy.

Additional Information Regarding the Internet Availability of Our Proxy Materials

We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the Internet. Accordingly, we sent to the majority of our stockholders a Internet Availability Notice regarding Internet availability of the proxy materials for this year’s annual meeting. Other stockholders were instead sent paper copies of the proxy materials accessible on the Internet. Instructions on how to access the proxy materials over the Internet or to request a paper copy can be found in the Internet Availability Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by going to www.proxyvote.com and following the instructions. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Please note that you cannot vote your shares by filling out and returning the Internet Availability Notice. The Internet Availability Notice does, however, include instructions on how to vote your shares.

If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” In that case, either the Internet Availability Notice or the Notice of Annual Meeting, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 have been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In such case, either a notice similar to the Internet Availability Notice or the Notice of Annual Meeting, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 should have been provided (or otherwise made available) to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting.

PROPOSAL 1: ELECTION OF THREE DIRECTORS
General

Our amended and restated certificate of incorporation provides for a classified Board of Directors consisting of three classes of directors, each serving staggered three-year terms and each class as nearly equal in number as possible as determined by our Board of Directors. As a result, a portion of our Board of Directors will be elected each year. Mr. Roy E. Christensen and Dr. John G. Nackel have been designated Class I directors, and their term expires at this Annual Meeting. Messrs. Christopher R. Christensen and Daren J. Shaw have been designated Class II directors, and their term expires at the annual meeting of the stockholders to be held following the 2014 fiscal year. Dr. Antoinette Hubenette, Dr. Clayton M. Christensen and Mr. Lee A. Daniels have been designated Class III directors, and their term expires at the annual meeting of the stockholders to be held following the 2015 fiscal year.

As discussed on our Form 8-K dated March 4, 2014, Dr. Clayton M. Christensen informed the Company that he intends to resign from the Company's Board of Directors at the close of the Company's 2014 Annual Meeting of Shareholders. Dr. Christensen's decision to resign was based on his desire to focus on his many research and teaching interests as a faculty member at the Harvard Business School and to pursue his other interests and obligations. Dr. Christensen has served as a member of the Company's Board since 2013 and is currently serving as a member of the Nomination and Corporate Governance Committee. The Board will nominate a replacement for the vacancy created by Dr. Christensen's departure for election to the Board at the Company's 2014 Annual Meeting of the Shareholders. Dr. Christensen is not related to the Company's Chairman, Roy E. Christensen or its President and Chief Executive Officer, Christopher R. Christensen.

On the recommendation of the nomination and corporate governance committee, our Board of Directors, including its independent directors, selected and approved Mr. Roy E. Christensen, Dr. John G. Nackel and Mr. Barry M. Smith as nominees for election in Class I, the class being elected at the Annual Meeting, to serve for a term of three years, expiring at the annual meeting of the stockholders to be held following the 2015 fiscal year or until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

Mr. Roy E. Christensen and John G. Nackel currently serve as members of our Board of Directors, and have agreed to serve if elected. Mr. Barry M. Smith will be a new member of the Board of Directors and has agreed to serve if elected. Management has no reason to believe that any of these nominees will be unavailable to serve. In the event the nominees named herein are unable to serve or decline to serve at the time of the Annual Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees. This proxy cannot be voted for a greater number of persons than three.
Directors and Nominees

The following table and biographical information sets forth certain information with respect to the nominees for election as well as the continuing directors whose terms expire at the annual meeting of stockholders in 2015 and 2016. The information is current as of March 31, 2014. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should be nominated to serve on our Board of Directors in light of our business.

Name	Position with the Company	Age	Director Since

Roy E. Christensen	Chairman of the Board	80	1999
Christopher R. Christensen	President, Chief Executive Officer and Director	45	1999
Dr. Antoinette T. Hubenette	Director	65	2003
Dr. John G. Nackel	Director	62	2008
Daren J. Shaw	Director	57	2012
Lee A. Daniels	Director	57	2013
Barry M. Smith	Director Nominee	60	N/A

 Nominees for Election to the Board of Directors

Roy E. Christensen has served as our Chairman of the Board since 1999 and currently serves on the Board's quality assurance and compliance committee. He served as our Chief Executive Officer from 1999 to April 2006. He is a 50-year veteran of the long-term care industry, and was founder and Chairman of both Beverly Enterprises, Inc., a healthcare company, and GranCare, Inc. (which later merged into Mariner Post-Acute Network, Inc.) a healthcare company. In 1994, he founded Covenant Care, Inc., a successful long-term care company, and served as its Chairman and Chief Executive Officer from 1994 to 1997. He was Chairman of GranCare, Inc. from 1988 to 1993, and Chief Executive Officer of GranCare, Inc. from 1988 to 1991. He was a member of President Nixon's Healthcare Advisory Task Force on Medicare and Medicaid, and spent four years as a member of the Secretary of Health, Education and Welfare's Advisory Task Force during the Nixon Administration. We believe that Mr. Christensen's extensive experience in the skilled nursing industry and his proven leadership and business skills support the conclusion that he should serve as one of our directors. Mr. Christensen is the father of our CEO, Christopher R. Christensen.
John G. Nackel, Ph.D. has served as a member of our Board of Directors since his election to the Board in June 2008. He currently serves as Chairman of the Board's compensation committee and Co-Chairman of the special investigation committee, and also serves on the Board's audit committee and quality assurance and compliance committee. Dr. Nackel is currently the Founder and Chairman of Three-Sixty Advisory Group, LLC, a business accelerator, to help emerging health care services and medical technology companies address growth, performance and capital challenges. He recently served as Chief Executive Officer of Ingenix Consulting (now Optum), a division of United Health Group. Optum serves the payer, provider, life science and government sectors with strategy, performance improvement, clinical performance and information technology and capital services. Dr. Nackel is a 35-year veteran of the health care industry, where he advised health care companies in his role as a global managing director of Ernst & Young LLP's Healthcare business unit and New Ventures unit. Dr. Nackel was President and Chief Executive Officer of Salick Cardiovascular Centers, Inc. and Executive Vice President of U.S. Technology. During his career, Dr. Nackel has also served as an executive, board member or chairman of several privately held early-stage companies, including Bios, HealthTask, ConnectedHealth, NetStrike, and Sertan, Inc. He earned his bachelor's degree at Tufts University, master's degrees in public health and industrial engineering at the University of Missouri, and a Ph.D. in industrial engineering (health systems design) at the University of Missouri. He is a fellow of the American College of Healthcare Executives (FACHE) and the Healthcare Information and Management Systems Society (HIMSS). He is a senior member of the Institute of Industrial Engineers (IIE). We believe that Dr. Nackel's extensive experience as a consultant and an advisor to healthcare companies, his extensive board and management experience and his valuable leadership and management insights support the conclusion that he should serve as one of our directors.
Barry M. Smith has served as the Chief Executive Officer of Magellan Health Services, Inc., the nation's largest provider of behavioral health services, a leading national provider of radiology benefit management services, specialty pharmacy and prescription benefit management services, since 2013. He founded and served as chairman, president and CEO of VistaCare, Inc., a national provider of hospice services, from 1996 to 2002, and he served as chairman of VistaCare in 2003. From 1990 through 1995, Mr. Smith served as Chairman and CEO of Value Rx, Inc., which was then one of the country's largest pharmacy benefit management companies, and, prior to that, served as vice president of operations for PCS Health Systems, also a pharmacy benefit management firm. Within the past five years Mr. Smith also served on the board of directors of Inpatient Consultants, Inc., the nation's largest provider of hospital services delivering patient are in acute care hospitals. We believe Mr. Smith's extensive experience as a proven and experienced leader in many healthcare businesses that are closely related to our businesses as well as his valuable strategic and other management insights support the conclusion that he should serve as one of our directors.

Continuing Directors for Term Ending Upon the 2015 Annual Meeting of Stockholders

Christopher R. Christensen has served as our President since 1999 and our Chief Executive Officer since April 2006. Mr. Christensen has concurrently served as a member of our Board of Directors since 1999 and currently sits on the Board's quality assurance and compliance committee. Prior to joining Ensign, Mr. Christensen served as acting Chief Operating Officer of Covenant Care, Inc., a California-based provider of long-term care. Mr. Christensen has overseen our company and its growth since our inception in 1999. We believe that Mr. Christensen's important role in the history and management of our company and its affiliates and his leadership and business skills, including his current position as Chief Executive Officer, support the conclusion that he should serve as one of our directors. Mr. Christensen is the son of our Chairman of the Board, Mr. Roy E. Christensen.

Daren J. Shaw has served as a member of our Board of Directors since his appointment by the Board of Directors to the Board in March 2012. He currently serves as Chairman of the Board's audit committee and also serves on the Board's nominating and corporate governance and compensation committees. Mr. Shaw has served for more than 33 years in leadership capacities with several financial services firms. He currently serves in the Investment Banking Group at D.A. Davidson & Co., a middle-market full-service investment banking firm as the Managing Director. During his term as Managing Director at D.A. Davidson & Co., Mr. Shaw has served on the Senior Management Committee and Board of Directors and as the lead investment banker in a wide variety of transactions including public stock offerings, private placements, and mergers and acquisitions. Mr. Shaw also served for 12 years with Pacific Crest Securities (formerly known as Gallagher Capital Corp.), in various roles, including Managing Director. Mr. Shaw is also serving as a member of the board of directors of Profire Energy, Inc., a NASDAQ company, and Cadet Manufacturing. We believe that Mr. Shaw's extensive experience and leadership in the financial services industry supports the conclusion that he should serve as one of our directors.

Continuing Directors for Term Ending Upon the 2016 Annual Meeting of Stockholders

Antoinette T. Hubenette, M.D. has served as a member of our Board of Directors since June 2003. She currently serves as Chairperson of the Board's quality assurance and compliance committee, and also serves on the Board's compensation and special investigation committees. Dr. Hubenette is a practicing physician and the former President of Cedars-Sinai Medical Group in Beverly Hills, California. She has been on the staff at Cedars-Sinai Medical Center since 1982. She has served as a director of First California Bank, and its predecessor, Mercantile National Bank, since 1998, and she has served on the board of directors of Cedars-Sinai Medical Care Foundation and GranCare, Inc. (which was later merged into Mariner Post-Acute Network, Inc.). She is a member of numerous medical associations and organizations. We believe that Dr. Hubenette's extensive board experience, management experience in the healthcare industry and her proven leadership and business capabilities support the conclusion that she should serve as one of our directors.

Lee A. Daniels is currently a professor of International Business and Marketing at the Marriott School of Management at Brigham Young University where he has been teaching since 2004. Prior to joining the faculty at BYU, Mr. Daniels spent 25 years in international business where he worked in over 30 countries. Mr. Daniels served as the Chief Executive Officer and Managing Partner of Daniels Capital, LLC, an investment company that made private equity investments and other investments. Mr. Daniels has also served as the Chief Executive Officer of Telecom 5, a Utah-based telecommunications company from 2004 to 2005, President of Newbridge Capital, Japan from 2001 to 2004, President and Representative Director of Jupiter Telecommunications Co., Ltd. from its merger with Titus Communications to 2000 and Titus Communications from 1998 to 2000. Mr. Daniels spent the majority of his career at AT&T where he served as President and Chief Executive Officer of AT&T Japan Ltd. from 1994 to 1998 and concurrently served as the Chairman of JENS, one of the first Internet Service Providers in Japan. Mr. Daniels has also served on numerous boards in Japan and the U.S., including Raser Technologies and Pro Image. Mr. Daniels received a B.S. degree in Business Management from Brigham Young University, a Masters Degree in International Business from Sophia University in Japan and completed the Executive Development Program at the J.L. Kellogg School of Management at Northwestern University. We believe that Mr. Daniels' extensive management and board experience and his proven leadership and business capabilities support the conclusion that he should serve as one of our directors.

Affirmative Determinations Regarding Director and Nominee Independence

Our Board of Directors has determined each of the following directors to be an “independent director” as such term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules: Dr. Antoinette T. Hubenette and Messrs. John G. Nackel, Daren J. Shaw, Clayton M. Christensen and Lee A. Daniels. In addition, our Board of Directors has determined that Mr. Barry M. Smith, who is a director nominee, would be independent under the NASDAQ Stock Market Rules.

In this Proxy Statement, the aforementioned directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.” The Independent Directors intend to meet in executive sessions at which only Independent Directors will be present in conjunction with each regularly scheduled meeting of the Board of Directors.
Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based upon the position and direction of the Company and the membership of the Board. The Board has determined that having the Company's Chief Executive Officer not serve as Chairman is in the best interest of the Company's stockholders at this time. However, the Board has determined that having the Company's former Chief Executive Officer serve as the Chairman makes the best use of the former Chief Executive Officer's extensive knowledge of the Company and its industry, as well as fostering greater communication between the Company's management and the Board.

Meetings and Committees of the Board of Directors

During the year ended December 31, 2013, our Board of Directors met six times. Except for Clayton M. Christensen, a majority of the Board attended at least 75 percent of the meetings of our Board and the meetings of any of our Board committees on which they served. Our Board of Directors and its committees also acted by way of various unanimous written consents during the year ended December 31, 2013.

Although we do not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meeting of Stockholders, we encourage our directors to attend. At the 2013 Annual Meeting, all of the seven members of the Board of Directors were in attendance and we expect that at least a majority of our Board of Directors will attend the 2014 Annual Meeting.

Our Board of Directors has an audit committee, a compensation committee, a nomination and corporate governance committee, a quality assurance and compliance committee and a special investigation committee. Each committee, other than the special investigation committee, has a written charter. Copies of the charters for the audit committee, the compensation committee and the nomination and corporate governance committee are posted on our web site at http://www.ensigngroup.net under the Investor Relations section. In addition, the compensation committee, the audit committee and the Board of Directors meet, at times, without management present. Mr. Barry M. Smith will be appointed to committees of the board at the board meeting immediately following his election to the board at the annual stockholders meeting.

Compensation Committee.   Our compensation committee currently consists of Messrs. John G. Nackel, Daren J. Shaw and Lee A. Daniels and Dr. Antoinette T. Hubenette. Dr. Nackel serves as chairman of the compensation committee. All members of the compensation committee are independent directors, as defined in the NASDAQ Stock Market listing standards. Our compensation committee held four meetings in 2013. The primary functions of this committee include:

•	developing and reviewing policies relating to compensation and benefits;

•	determining or recommending to our Board of Directors the cash and non-cash compensation of our executive officers;

•	evaluating the performance of our executive officers and overseeing management succession planning;

•	administering or making recommendations to our Board of Directors with respect to the administration of our equity-based and other incentive compensation plans; and

•	overseeing the preparation of the Compensation Discussion and Analysis and the related Compensation Committee Report for inclusion in our annual proxy statement.

The compensation committee has not delegated any powers or authority to the Chief Executive Officer or any other executive officer of the Company in determining executive officer compensation. Our compensation committee did not retain the services of a consulting firm in 2013. For a discussion of the processes and procedures for determining executive and director compensation and the role of compensation consultants in recommending the amount or form of compensation, see the “Compensation Discussion and Analysis” section below.

Audit Committee.   Our audit committee currently consists of Messrs. Daren J. Shaw, John G. Nackel and Lee A. Daniels. Mr. Shaw serves as chairman of the audit committee. All members of the audit committee are and will be independent directors, as defined in the NASDAQ Stock Market listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Our audit committee held six meetings in 2013. Each member of our audit committee can read, and has an understanding of, fundamental financial statements. Our Board of Directors has determined that Mr. Shaw qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the Securities and Exchange Commission. This designation is a disclosure requirement of the Securities and Exchange Commission related to Mr. Shaw's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Shaw any duties, obligations or liability that are greater than those generally imposed on him as a member of our audit committee and our board of directors, and his designation as an audit committee financial expert pursuant to this Securities and Exchange Commission requirement does not affect the duties, obligations or liability of any other member of our audit committee or board of directors. The primary functions of this committee include overseeing:

•	the conduct of our financial reporting process and the integrity of our financial statements and other financial information provided by us to the public or any governmental or regulatory body;

•	the functioning of our internal controls;

•
procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	the approval of our transactions with related persons;

•	pre-approving audit and permissible non-audit services to be performed by our independent accountants, if any, and the fees to be paid in connection therewith;

•	the engagement, replacement, compensation, qualifications, independence and performance of our independent auditors, and the conduct of the annual independent audit of our financial statements;

•	the company's legal compliance programs and any legal or regulatory matters that may have a material impact on the Company's financial statements; and

•	the portions of our code of ethics and business conduct that relate to the integrity of our financial reports.

Both representatives of our independent registered public accounting firm and internal financial personnel regularly meet privately with the audit committee and have unrestricted access to this committee.

Nomination and Corporate Governance Committee.   Our nomination and corporate governance committee currently consists of Messrs. Lee A. Daniels, Daren J. Shaw and Clayton M. Christensen. Mr. Daniels serves as the chairman of the nomination and corporate governance committee. All members of the nomination and corporate governance committee are independent directors, as defined in the NASDAQ Stock Market listing standards. Our nomination and corporate governance committee held two meetings in 2013. The primary functions of this committee include:

•	assisting the Board of Directors in establishing the minimum qualifications for a director nominee, including the qualities and skills that members of our Board are expected to possess;

•	identifying and evaluating individuals qualified to become members of our Board, consistent with criteria approved by our Board and our nomination and corporate governance committee;

•
selecting, or recommending that our Board selects, the director nominees for election at the next annual meeting of stockholders, or to fill vacancies on our Board occurring between annual meetings of stockholders;

•	management succession planning; and

•	developing, recommending to our Board, and assessing corporate governance policies for us.

Quality Assurance and Compliance Committee.   Our quality assurance and compliance committee is currently comprised of Messrs. Roy E. Christensen, Christopher R. Christensen, John G. Nackel and Dr. Antoinette T. Hubenette. Dr. Hubenette currently serves as the chairperson of this committee. Our quality assurance and compliance committee held four meetings in 2013. The functions of this committee include:

•
overseeing the promulgation, and the updating from time to time as appropriate, of a written corporate compliance program that substantially conforms to the Office of the Inspector General Program Guidance for Nursing Facilities, including written policies, procedures and standards of conduct, as well as disciplinary guidelines to assist officers and employees charged with direct enforcement responsibility;

•	designating a corporate compliance officer, and functioning as the compliance committee to which such compliance officer reports;

•	ensuring that means exist for the delivery of appropriate compliance training and education to the officers and employees of our several subsidiaries;

•	establishing lines of communication for escalating compliance and quality control issues to our quality assurance and compliance committee and our Board;

•	establishing a system for internal monitoring and auditing of compliance and quality control issues; and

•	causing our officers to respond, as appropriate, to compliance and quality control issues and to take effective corrective action.

Special Investigation Committee. In September 2010, the Board of Directors appointed a special committee consisting solely of “independent directors” as such term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules. The membership of the special committee includes Messrs. John G. Nackel and Daren J. Shaw and Dr. Antoinette T. Hubenette. Dr. Nackel serves as chairman of the special committee. The special committee was formed to represent the Board's, the Company's and the stockholders' interests in addressing allegations and related matters arising from or in connection with the investigation previously conducted by the Department of Justice (DOJ). The special committee has been empowered to act on behalf of the Board of Directors with respect to these matters, and has, among other things, retained independent legal counsel and other third-party consultants to facilitate its work. The special committee will dissolve at the time the Board of Directors determines that it is no longer necessary.

Board Role in Risk Oversight

Our Board of Directors is responsible for overseeing the Company's management of risk. The Board strives to effectively oversee the Company's enterprise-wide risk management in a way that balances managing risks while enhancing the long-term value of the Company for the benefit of the stockholders. The Board of Directors understands that its focus on effective risk oversight is critical to setting the Company's tone and culture towards effective risk management. To administer its oversight function, the Board seeks to understand the Company's risk philosophy by having discussions with management to establish a mutual understanding of the Company's overall appetite for risk. Our Board of Directors maintains an active dialogue with management about existing risk management processes and how management identifies, assesses and manages the Company's most significant risk exposures. Our Board expects frequent updates from management about the Company's most significant risks so as to enable it to evaluate whether management is responding appropriately.

Our Board relies on each of its committees to help oversee the risk management responsibilities relating to the functions performed by such committees. Our audit committee periodically discusses with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies. Our compensation committee helps the Board to identify the Company's exposure to any risks potentially created by our compensation programs and practices. For a further discussion of how the compensation committee helps mitigate this risk, see Compensation Discussion and Analysis - Compensation Policy and Objectives. Our nomination and corporate governance and quality assurance and compliance committees oversee risks relating to the Company's corporate compliance programs and assist the Board and management in promoting an organizational culture that encourages commitment to ethical conduct and a commitment to compliance with the law. Each of these committees is required to make regular reports of its actions and any recommendations to the Board, including recommendations to assist the Board with its overall risk oversight function.
 The Company's Director Nomination Process

As indicated above, our nomination and corporate governance committee oversees the director nomination process. This committee is responsible for assisting the Board of Directors in establishing minimum qualifications for director nominees, including qualities and skills that members of our Board of Directors are expected to possess. Under our nomination and corporate governance committee charter, which is available at our website at www.ensigngroup.net, these criteria include the candidate's personal and professional integrity, the candidate's financial literacy or other professional or business experience relevant to an understanding of the Company and its business, the candidate's demonstrated ability to think and act independently and with sound judgment, and the candidate's ability to be effective, in conjunction with other members or nominees of the Board of Directors in collectively serving the long-term interests of the Company and its stockholders. Our nomination and corporate governance committee identifies and evaluates individuals qualified to become members of our Board of Directors. Our nomination and corporate governance committee then recommends that our Board of Directors select the director nominees for the election at the next annual meeting of stockholders, or to fill vacancies on our Board of Directors occurring between annual meetings of the stockholders.

We believe it is important to have an appropriate mix of diversity for the optimal functionality of the Board of Directors. Our nomination and corporate governance committee charter requires that the governance committee consider each candidate's qualities and skills and our nomination and corporate governance committee considers each candidate's background, diversity, ability, judgment, skills and experience in the context of the needs and current make up of the Board of Directors when evaluating director nominees. The Board of Directors believes it is important for each member of the Board of Directors to possess skills and knowledge in the areas of leadership of large, complex organizations, finance, strategic planning, legal, government relations and relevant industries, especially the healthcare and skilled nursing industries. These considerations help the Board of Directors as a whole to have the appropriate mix of diversity, characteristics, skills and experiences for the optimal functioning of the Board of Directors in its oversight of our Company. As part of its periodic self-assessment process, the nomination and corporate governance committee annually reviews and evaluates its performance, including overall composition of the Board of Directors and the criteria that it uses for selecting nominees in light of the specific skills and characteristics necessary for the optimal functioning of the Board of Directors in its oversight of our Company. Although we do not have a formal diversity policy relating to the identification and evaluation of nominees for director, the nomination and corporate governance committee considers all of the criteria described above in identifying and selecting nominees and in the future may establish additional minimum criteria for nominees.

The nomination and corporate governance committee will consider nominees for the Board recommended by stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in the Company's next proxy statement. If an eligible stockholder wishes to recommend a nominee, he or she should submit such recommendation in writing to the Chair, Nomination and Corporate Governance Committee, care of the Corporate Secretary of the Company, by the deadline for stockholder proposals set forth in the Company's last proxy statement, specifying the information set forth in the nomination and corporate governance committee charter. All such recommendations will be brought to the attention of the nomination and corporate governance committee, and the nomination and corporate governance committee shall evaluate such director nominees in accordance with the same criteria applicable to the evaluation of all director nominees. After conducting a search for qualified candidates and with the assistance of management, the nomination and corporate governance committee met with and interviewed Mr. Barry M. Smith and recommended him to the board of directors. Mr. Barry M. Smith was nominated by the board of directors.

General Nomination Right of All Stockholders.   Any stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our amended and restated bylaws. In order for a stockholder's director nomination to be timely, the stockholder must deliver written notice to our secretary not later than the close of business on the 60th day, nor earlier than the 90th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for on a date that is not within 30 days of such anniversary date, notice by the stockholder must be so received no earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the 60th day prior to such annual meeting, or not later than the close of business on the 10th day following the date on which public disclosure of the date of the meeting was made by the corporation, whichever occurs first. Such notification must contain the written consent of each proposed nominee to serve as a director if so elected and all other information required in Section 3.02 of our amended and restated bylaws.
 Director Compensation

In fiscal year 2013, our Chairman of the Board received an annual retainer of $100,000; and each of our non-employee directors received an annual retainer of $30,000. In addition, each member of the individual committees of the Board of Directors received the following retainers:

	Chairman	Member
Committee	Retainer	Retainer
Audit	$30,000	$10,000
Quality Assurance and Compliance	30,000	6,000
Special Investigation	12,000	4,500
Nominating and Corporate Governance	5,000	1,500
Compensation	5,000	2,500

Each non-employee director first elected to a three-year term prior to March 1, 2012 received an automatic stock grant for 900 shares of common stock, on the date he or she is appointed, elected or re-elected (Automatic Stock Grant Program). In addition, on a quarterly basis, each non-employee director first elected to a three-year term prior to March 1, 2012 received an automatic stock grant of 900 shares on the 15th day of the month subsequent to quarter end. Further, under the terms of our 2007 Omnibus Incentive Plan, each non-employee director first elected to a three-year term subsequent to March 1, 2012 will receive a restricted stock grant of 750 shares on the 15th day of the month subsequent to quarter end, which vest over a three-year period, beginning with the first anniversary of the grant date. Directors elected to fill less than a three-year term will receive a pro rata stock award. All unvested restricted stock grants will become fully vested on the date any such non-employee directors ceases serving on the board unless such director is removed for cause. Pursuant to the Automatic Stock Grant Program, Board members receiving stock grants must maintain ownership of a minimum of thirty-three percent (33%) of the cumulative shares granted to him or her.

The following table sets forth a summary of the compensation earned by our non-employee directors and Chairman in 2013. Our Chief Executive Officer, who currently serves as a director, does not receive any additional compensation for such service.

Director Compensation - 2013

	Fees	Stock	All Other
	Earned	Awards	Compensation		Total
Name	($)	($)(1)	($)		($)

Roy E. Christensen	100,000	—	1,236	(2)	101,236
Antoinette T. Hubenette	67,000	128,133	—		195,133
Thomas A. Maloof (3)	20,700	55,665	—		76,365
John G. Nackel	60,300	128,133	—		188,433
Van R. Johnson (3)	21,150	55,665	—		76,815
Daren J. Shaw	66,475	89,693	—		156,168
Clayton M. Christensen (3)	17,325	50,727	—		68,052
Lee A. Daniels	26,125	50,727	—		76,852

(1)
This column reflects the total dollar amount to be recognized for financial statement reporting purposes with respect to the fair value of the stock awards granted to each of the directors during the 2013 fiscal year in accordance with Accounting Standard Codification (ASC) 718, Stock Compensation.  Dr. John G. Nackel and Dr. Antoinette T. Hubenette each received grants of 900 stock awards on January 15, 2013, April 15, 2013, July 15, 2013 and October 15, 2013. Messrs. Van R. Johnson and Thomas A. Maloof received grants of 900 stock awards on January 15, 2013 and April 15, 2013 prior to their retirement from the Company's board of directors at the annual meeting of the stockholders in 2013. Mr. Daren J. Shaw received grants of 750 restricted awards on January 15, 2013, April 15, 2013, July 15, 2013 and October 15, 2013. Messrs. Clayton M. Christensen and Lee A. Daniels received grants of 750 restricted awards on July 15, 2013 and October 15, 2013. The fair value of these stock awards on the grant dates were $27.98 on January 15, 2013, $33.87 on April 15, 2013, $38.61 on July 15, 2013 and $41.91 on October 15, 2013. Stock awards granted to Messrs. Nackel, Maloof, Johnson and Dr. Hubenette are immediately vested upon the grant date and therefore, compensation expense was recognized in full on the date these awards were granted. Awards granted to Messrs. Shaw, Christensen and Daniels vest over a three-year period beginning on the first anniversary of the grant date and therefore, compensation expense is recognized ratably over the vesting period. As of December 31, 2013, Dr. Hubenette and Mr. Maloof each held options to purchase 12,000 shares of common stock and Dr. Nackel held stock options to purchase 24,000 shares of common stock. In addition, as of December 31, 2013, Mr. Shaw and Mr. Daniels held 4,000 and 1,500 unvested restricted awards, respectively.

(2)	Consists of term life insurance and accidental death and dismemberment insurance payments of $1,236.

(3)
Dr. Clayton M. Christensen informed the Company that he intends to resign from the Company's Board of Directors at the close of the Company's 2014 Annual Meeting of Shareholders. In addition, Messrs. Thomas A. Maloof and Van R. Johnson retired from the Company's Board of Directors at the close of the Company's 2013 Annual Meeting of the Shareholders.

Communications with Directors

Stockholders who would like to send communications to our Board may do so by submitting such communications to Chad A. Keetch at The Ensign Group, Inc., 27101 Puerta Real, Suite 450, Mission Viejo, California 92691. We suggest, but do not require, that such submissions include the name and contact information of the stockholder making the submission and a description of the matter that is the subject of the communication. Mr. Keetch will then distribute such information to our Board of Directors for review.

Code of Conduct and Ethics

We have adopted a code of ethics and business conduct that applies to all employees, including employees of our subsidiaries, as well as each member of our Board of Directors. The code of ethics and business conduct is available at our website at www.ensigngroup.net under the Investor Relations section.

We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our website, at the address specified above.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the election of the nominees listed above.

PROPOSAL 2: APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking the stockholders to ratify the selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the year ending December 31, 2014. The affirmative vote of a majority of the common stock having voting power present in person or represented by proxy and entitled to vote will be required to ratify the selection of Deloitte.

Stockholders are not required to ratify the appointment of Deloitte as our independent registered public accounting firm. However, we are submitting the appointment for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment, the audit committee will consider whether or not to retain Deloitte. Even if the appointment is ratified, the audit committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees for professional services rendered by Deloitte for the years ended December 31, 2013 and 2012:

	2013	2012

Audit Fees(1)	$1,548,761	$953,250
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	2,200	2,200
Total	$1,550,961	$955,450

(1)
Audit Fees consist principally of fees for the audit of our financial statements and internal controls under the Sarbanes-Oxley Act of 2002, and review of our financial statements included in our Quarterly Reports on Form 10-Q, as well as fees incurred in connection with the preparation and filing of registration statements with the Securities and Exchange Commission. Included in this amount in 2013 are fees of $619,411 related to the audit of annual financial statements, reviews of quarterly financial information and reviews of registration statements related to the Company's proposed spin-off of its real estate assets into a separate publicly traded real estate investment trust ("REIT").

(2)	This amount represent subscription fees paid to Deloitte for use of an accounting research tool during the years ended December 31, 2013 and 2012.

 Pre-Approval Policies

Our audit committee approved all audit, audit-related, tax and other services performed by our independent registered public accounting firm during the years presented. The audit committee has adopted an Audit and Non-Audit Services Pre-Approval Policy. This policy provides for general pre-approval for a specified range of fees for certain categories of routine services to be provided during a given calendar year. This general pre-approval is automatically renewed at the beginning of each calendar year, unless otherwise determined by the audit committee. If the cost of any proposed service exceeds the amount for which general pre-approval has been established, specific pre-approval by the audit committee is required. Specific pre-approval of services is considered at the regular meetings of the audit committee. The policy delegates authority to the Chairman of the audit committee to grant specific pre-approval between regularly scheduled audit committee meetings for audit services not to exceed $75,000 and non-audit services not to exceed $50,000. The policy also establishes a list of prohibited non-audit services. In making all of its pre-approval determinations, the audit committee considers, among other things, whether such services are consistent with the rules promulgated by the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission (SEC) regarding auditor independence, whether the independent auditor is best positioned to provide the most effective and efficient service, and whether the service might enhance the Company's ability to manage and control risk or improve audit quality. These and other factors are considered as a whole and no one factor is necessarily determinative.

Audit Committee Report

Our audit committee has reviewed and discussed with our management our audited consolidated financial statements and the establishment and maintenance of internal controls over financial reporting and has discussed with our independent registered public accounting firm the matters required to be discussed by Professional Standards Vol. 1. AU Section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and Rule 2-07 of Regulation S-X (Communication with Audit Committees).

Our audit committee has received the written disclosures and the letter from our independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence).

Our audit committee has also considered whether the provision of non-audit services provided to us by our independent registered public accounting firm is compatible with maintaining its independence and has discussed with the auditors such auditors' independence.

Based on its review, our audit committee recommended to our Board of Directors that the audited financial statements for the Company's year ended December 31, 2013 be included in our Annual Report on Form 10-K for its year ended December 31, 2013, which was filed on February 13, 2014.

Submitted by:

Daren J. Shaw (Chair)
John G. Nackel
Lee A. Daniels
Members of the Audit Committee

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014.

EXECUTIVE OFFICERS

The following table presents information regarding our current executive officers. The information is current as of March 31, 2014:

Name	Age	Position

Christopher R. Christensen	45	President, Chief Executive Officer and Director
Suzanne D. Snapper	40	Chief Financial Officer
Gregory K. Stapley	54	Executive Vice President and Secretary
Beverly B. Wittekind	49	Vice President and General Counsel
Barry R. Port	39	Chief Operating Officer, Ensign Services, Inc.

Information on the business background of Christopher Christensen is set forth above under “Directors and Nominees.”

Suzanne D. Snapper has served as our Chief Financial Officer since August 2009, and previously served as our Vice President of Finance since joining Ensign in 2007. As Vice President of Finance, Ms. Snapper played a key role in taking the company public in 2007. She also oversaw the implementation of Ensign's internal controls over financial reporting. Prior to joining the Company, she worked from 1996 to April 2007 as an accountant with KPMG LLP, where her practice included providing audit services for public companies in the technology, transportation and quick serve restaurant industries. Ms. Snapper is a certified public accountant. She holds a B.A. in Accounting from California State University, Fullerton.

Gregory K. Stapley has served as our Executive Vice President and Secretary since November 2009, and as our Secretary since January 2006. He also served as our Vice President, General Counsel and Assistant Secretary since joining Ensign shortly after our inception in 1999. Mr. Stapley previously served as General Counsel for the Sedgwick Companies, an Orange County-based manufacturer, wholesaler and retailer with 192 retail outlets across the United States, where he was responsible for all of that company's legal affairs, site acquisitions and developer relations. Prior to that, Mr. Stapley was a member of the Phoenix law firm of Jennings, Strouss & Salmon PLC, where his practice emphasized real estate and business transactions, and federal, state and local government relations.

Beverly B. Wittekind has served as our Vice President and General Counsel since November 2009 and previously served as our Corporate Compliance Officer and as Vice President and General Counsel of our wholly-owned subsidiary, Ensign Services, Inc., which operates our Service Center, since 2002. Prior to joining the Company, she worked at Vista Hospital Systems, a non-profit hospital system based in Corona, California, where she served as General Counsel, Chief Compliance Officer and Vice-President of Risk and Litigation Management. Ms. Wittekind is a graduate of the University of Notre Dame Law School and began her career in private practice at Snell & Wilmer and was a partner in the firm Doyle, Winthrop, Oberbillig and West, both in Phoenix, Arizona, where she specialized in the defense of healthcare providers in medical malpractice litigation.

Barry R. Port has served as the Chief Operating Officer of our wholly-owned subsidiary, Ensign Services, Inc., which oversees our skilled nursing and assisted living services, since January 2012. He previously served as the President of our subsidiary, Keystone Care, Inc., which supervised the operations of twenty-three facilities in Texas, from March 2006 to December 2011. Prior to 2006, he served as the Executive Director and in other capacities at our Bella Vita Health and Rehabilitation Center (formerly Desert Sky Health and Rehabilitation Center) skilled nursing and assisted living campus in Glendale, Arizona, from March 2004 to March 2006. Before joining Ensign in March 2004, Mr. Port served as Manager of Corporate Agreements for Sprint Corporation from 2001 to March 2004.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis provides information regarding our executive compensation objectives and principles, procedures, practices and decisions, and is provided to help give perspective to the numbers and narratives that follow in the tables in this section. This discussion will focus on our objectives, principles, practices and decisions with regards to the compensation of Christopher R. Christensen, Suzanne D. Snapper, Gregory K. Stapley, Beverly B. Wittekind and Barry R. Port (“Named Executive Officers”).

Say on Pay

In 2013, we submitted our executive compensation program to a vote, on an advisory basis, of our stockholders and received the support of approximately 90% of the shares of common stock present and eligible to vote at our 2013 annual meeting of the stockholders. The compensation committee considered the results of this stockholder advisory vote as one of many factors in structuring its compensation practices in 2013. We pay careful attention to any feedback we received from our stockholders regarding our executive compensation, including the say on pay vote. Given the support for the advisory vote on 2012 executive compensation, the compensation committee determined the fundamental characteristics of the program should remain intact for 2013.

In consideration of the stockholder vote at our 2011 annual meeting, the Board of Directors has determined that the Company will hold an advisory vote on executive compensation every year in connection with its annual meeting of stockholders. Accordingly, the Company will conduct an advisory vote on executive compensation each year through 2017, when the next stockholder vote on the frequency of say-on-pay votes is required under Section 14A of the Securities Exchange Act of 1934, as amended, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company’s stockholders.
 Compensation Policy and Objectives

We believe that compensation paid to our executive officers should be closely aligned with our performance and the performance of each individual executive officer on both a short-term and a long-term basis, should be based upon the value each executive officer provides to our company, and should be designed to assist us in attracting and retaining the best possible executive talent, which we believe is critical to our long-term success. Because we believe that compensation should be structured to ensure that a significant portion of compensation earned by executives will be directly related to factors that directly and indirectly influence stockholder value, the “at risk” compensation of our executive officers generally constitutes a large portion of their total compensation potential. In addition, commensurate with our belief that those of our employees who act like owners should have the opportunity to become owners, many of our executive officers have a significant level of stock ownership, which we believe aligns the incentives of the executive officers with the priorities of our stockholders. To that end, it is the view of our Board of Directors and compensation committee that the total compensation program for executive officers should consist of the following:

•	Base salary;

•	Annual and other short-term cash bonuses;

•	Long-term incentive compensation; and

•	Certain other benefits.
The compensation committee believes that our executive compensation program has been appropriately designed to provide a level of incentives that do not encourage our executive officers to take unnecessary risks in managing their respective functions. As discussed above, a substantial portion of our executive officers' compensation is performance-based, consistent with our approach to executive compensation. Our annual incentive compensation program is designed to reward annual financial and/or strategic performance in areas considered critical to our short- and long-term success. In addition, we measure performance on a variety of bonus criteria other than our profit to determine an executive's annual incentive compensation award, such as positive survey results, clinical quality standards, positive patient feedback and feedback from other employees regarding such executives' performance. We believe this discourages risk-taking that focuses excessively on short-term profits at the sacrifice of our long-term health. Likewise, our long-term equity incentive awards are directly aligned with long-term stockholder interests through their link to our stock price and multi-year ratable vesting schedules. In combination, the compensation committee believes that the various elements of our executive compensation program sufficiently tie our executives' compensation opportunities to our focus on sustained long-term growth and performance.

In establishing our executive compensation packages, the compensation committee has historically reviewed compensation packages of executives of companies in the skilled nursing industry based on publicly available information. Our compensation committee has the sole authority to retain and terminate the services of a compensation consultant who reports to the compensation committee. In 2009, our compensation committee engaged Steven Hall & Partners, a national consulting firm, to assist it in assessing industry comparability and competitiveness of our executive compensation packages to assist the compensation committee in establishing, developing and validating our executive compensation and incentive programs. The compensation committee determined that it had sufficient information to make its own assessments regarding industry comparability and competitiveness of our executive compensation packages for 2013 and elected not to engage a compensation consultant in 2013. The compensation committee may determine to engage a compensation consultant in the future.

Principal Economic Elements of Executive Compensation

Base Salary.   We believe it is important to pay our executives' salaries within a competitive market range in order to attract and retain highly talented executives. Although historically we have not set executive salaries based upon any particular benchmarks, we may from time to time generally review relevant market data to assist us in our compensation decision process. We have historically validated our compensation decisions by comparing the compensation of executives at other public companies in the skilled nursing industry to the compensation of our executives. Our compensation committee reviewed the published compensation of the named executive officers of National Healthcare Corporation, Sun Healthcare Group, Inc., Kindred Healthcare, Inc. and Skilled Healthcare Group, Inc. We believe that the base salaries and the total compensation of our executives are comparable to the lower end of base salaries and median total compensation of executives with similar positions at comparable companies. Each of our executive's base salary is generally determined based upon job responsibilities, individual experience and the value the executive provides to our company. The compensation committee considered each of these factors in determining the compensation each executive would be paid in 2013. We may elect to change this practice in future years, and the compensation committee employed a compensation consultant to examine the company's compensation practices in 2009. The decision, if any, to materially increase or decrease an executive's base salary in subsequent years will likely be based upon these same factors and others recommended by a compensation consultants, if any. Our compensation committee makes decisions regarding base salary at the time the executive is hired, and makes decisions regarding any changes to base salary on an annual basis.

Annual Cash Bonuses.   We establish an executive incentive program each year, pursuant to which certain executives may earn annual bonuses based upon our performance. Historically, in the first quarter of each year, our compensation committee identifies the plan's participants for the year and establishes an objective formula by which the amount, if any, of the plan's bonus pool will be determined. The committee also has the discretion to allocate the bonus pool among the individual executives prior to the end of the year and any such early allocation will remain subject to further adjustments upon the final determination of the bonus pool calculations during the first quarter of each year. This formula is based upon adjusted annual income before provision for income taxes. Our compensation committee established the following formula for the 2013 bonus pool:

Adjusted Annual Income Before Provision for Income Taxes (“EBT”) in 2013	Bonus Pool

For EBT up to $46.2 million	$—
For EBT greater than $46.2 million, but less than $51.2 million	EBT between $46.2 million and $51.2 million * 2.5%
For EBT greater than $51.2 million, but less than $56.2 million	$0.125 million + (amount of EBT between $51.2 million and $56.2 million * 5.0%)
For EBT greater than $56.2 million, but less than $61.2 million	$0.375 million + (amount of EBT between $56.2 million and $61.2 million * 7.5%)
For EBT greater than $61.2 million, but less than $71.2 million	$0.75 million + (amount of EBT between $61.2 million and $71.2 million * 10.0%)
For EBT greater than $71.2 million, but less than $89.2 million	$1.75 million + (amount of EBT between $71.2 million and $89.2 million * 12.5%)
For EBT greater than $89.2 million, but less than $104.2 million	$4.00 million + (amount of EBT between $89.2 million and $104.2 million * 15.0%)
For EBT greater than $100 million	$6.25 million + (amount of EBT over $100 million * 20%)

Historically, in the first quarter of the subsequent year, our compensation committee subjectively allocates the bonus pool among the individual executives based upon the recommendations of our Chief Executive Officer and the compensation committee's perceptions of each participating executive's contribution to our financial, clinical and governance performance during the preceding year, and value to the organization going forward. The committee also has the discretion to allocate the bonus pool among the individual executives prior to the end of the year and any such early allocation will remain subject to further adjustments upon the final determination of the bonus pool calculations during the first quarter of each year. The financial measure that our compensation committee considers is our adjusted annual income before provision for income taxes. The clinical measures that our compensation committee considers include our success in achieving positive survey results and the extent of positive patient and resident feedback. The governance measure that our compensation committee considers includes succession planning and establishing a team made up of members of the Board of Directors and management with the goal of creating a strategy for the Board of Directors which emulates the culture of the organization. Our compensation committee also reviews and considers feedback from other employees regarding the executive's performance. Our compensation committee exercises discretion in the allocation of the bonus pool among the individual executives and has, at times, awarded bonuses that, collectively, were less than the bonus pool resulting from the predetermined formula. For 2013, the compensation committee did not cap the executive bonus pool. Based upon the predetermined formula, taking into account negative adjustments of $1,228,141 for the Company's clinical and governance performance and the negative impact of the settlement of the investigation into some of our subsidiaries conducted by the Department of Justice (DOJ), the bonus pool for 2013 was $1,291,446. Bonuses for 2013 performance were allocated to the Named Executive Officers who participated in the executive incentive program as follows: Christopher Christensen, $441,446, Suzanne Snapper, $275,000, Gregory Stapley, $100,000 and Barry Port, $375,000. Beginning in 2011, we implemented a policy for allocating executive bonus compensation between cash and non-cash compensation, such that if the total executive pool is greater than $2.0 million, for every dollar greater than $2.0 million, half of the incentive will be paid in cash and half will be paid in fully vested restricted stock awards. This amount increased to $2.5 million in 2013. As the bonus pool was not greater than $2.5 million in 2013, the bonuses paid to the Named Executive Officers were paid only in cash.
Each year, our compensation committee reviews our financial performance goals and may adjust the bonus pool formula at its discretion to better align the amount available for annual executive bonuses with our objectives. Historically, the compensation committee has increased the amount of adjusted annual income before provision for income taxes that must be achieved in order to create the same bonus pool as the preceding year in order to increase the difficulty of receiving the same bonus. The allocation of this bonus pool to the participating executives remains discretionary based upon the compensation committee's determination of each participating executive's contribution to our annual performance and value to the organization going forward. The 2014 financial performance goals and bonus pool formula have been established by the compensation committee consistent with historical practices. The 2014 plan includes specific governance performance goals, which include succession planning and establishing a team made up of members of the Board of Directors and management with the goal of creating a strategy for the Board of Directors which emulates the culture of the organization. In addition, the compensation committee has continued the “clawback” policy previously established, that allows our Board to recover performance-based compensation paid to our executives under our executive incentive plan in certain circumstances where there has been a restatement of the Company's financial results or where subsequent events diminish the performance metrics, including clinical results, upon which the prior incentive payments were based.

Long-Term Incentive Compensation.   We believe that long-term performance is achieved through an ownership culture. Accordingly, we encourage long-term performance by our executives and other key personnel throughout the organization through the use of stock-based awards, and to this end, our Board of Directors has in the past administered our incentive plans consistently in terms of frequency and number of grants. We have adopted the 2001 Stock Option, Deferred Stock and Restricted Stock Plan, the 2005 Stock Incentive Plan and the 2007 Omnibus Incentive Plan. These plans permit the grant of stock, stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other stock-based awards. Historically, we have generally issued stock options and restricted stock.

Although we do not have formal stock ownership guidelines for our executives, in order to preserve the linkage between the interests of executives and other key personnel and those of stockholders, we focus on granting stock options to those executives and others who do not already have a significant level of stock ownership. Our executives who have significant levels of stock ownership are not permitted to hedge the economic risk of such ownership. We intend to continue to provide long-term awards through the granting of stock based awards. Beginning in 2011, we implemented a policy for allocating executive bonus compensation between cash and non-cash compensation, whereas if the total executive pool is greater than $2.0 million, for every dollar greater than $2.0 million, half of the incentive will be paid in cash and half will be paid in fully vested restricted stock awards. This amount increased to $2.2 million in 2012 and to $2.5 million in 2013. The individuals receiving these awards will be required to hold them for two years from the end of the calendar year for which they are earned. The ownership and restriction on the restricted stock awards will not terminate upon separation of the individual from the Company.

Except with respect to grants to our directors and other stock grants issued pursuant to the executive incentive plan, the stock options and restricted stock awards that we grant generally vest as to 20% of the shares of common stock underlying the option or restricted stock award on each anniversary of the grant date. If a recipient’s employment with us terminates, then the restricted stock that remains unvested as of the date of the termination of the recipient’s employment will be forfeited without compensation. Until vested, the restricted stock may not be transferred, and vested shares shall be subject to our insider trading policy. Stock options generally have a maximum term of ten years. The grant dates of our stock options and restricted stock awards are generally the date our Board of Directors or compensation committee meets to approve such stock option grants or restricted stock awards. Our Board of Directors or compensation committee historically has approved stock-based awards at regularly scheduled meetings. Our Board of Directors and compensation committee intend to continue this practice of approving the majority of stock-based awards at regularly scheduled meetings on a quarterly basis, unless earlier approval is required for a new-hire inducement or position change grant; regardless of whether or not our Board of Directors or compensation committee knows material non-public information on such date. The exercise price of our stock options is the fair market value of our common stock on the date of grant as determined by the closing price of our common stock on the NASDAQ Global Select Market on the date of grant. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares of common stock underlying the option, including voting rights and the right to receive dividends or dividend equivalents. However, the recipients of restricted stock will have the right to vote and to receive any dividends or other distributions paid with respect to their shares of restricted stock, whether vested or unvested.

 Mr. Christopher Christensen historically has made recommendations to our compensation committee and Board of Directors regarding the amount of stock options and other compensation to grant to our other executives based upon his assessment of their performance, and may continue to do so in the future. Our executive officers, however, do not have any role in determining the timing of our stock option grants.

Although we do not have any formal policy for determining the amount of stock-based awards or the timing of our stock-based awards, we have historically granted stock options or restricted stock to high-performing employees (i) in recognition of their individual achievements and contributions to our company, and (ii) in anticipation of their future service and achievements.

Other Compensation.   Our executives are eligible to receive the same benefits that are available to all employees. In addition, we pay the premiums to provide life insurance equal to each executive's annual salary and the premiums to provide accidental death and dismemberment insurance. For 2013, Christopher Christensen and Barry Port received automobile allowances of $15,900 and $11,000, respectively.

Principal Elements of Director Compensation

We do not compensate our non-employee directors other than for their service on our Board of Directors or its committees. Historically, we have compensated our non-employee board members based upon what we considered to be fair compensation. Compensation for board and committee service is now partially based upon relevant market data that we obtain by reviewing director compensation by public companies in the skilled nursing industry. To establish board compensation, our compensation committee reviews the published director compensation information of other skilled nursing companies, including National Healthcare Corporation, Sun Healthcare Group, Inc., Kindred Healthcare, Inc. and Skilled Healthcare Group, Inc. Based on these reviews, the compensation committee set its annual retainers for outside directors and the chairman of the board, payments for board and committee meeting attendance, and retainers to the chairpersons of each committee at levels that we believe are comparable to the median cash compensation paid to directors of these companies, except that we believe that (i) the cash compensation payable to the chairperson of our audit committee is more than the median compensation paid to audit committee chairpersons of these other companies, and (ii) the cash compensation payable to the chairman of our board is approximately equal to or less than the median cash compensation paid to the chairpersons of the boards of directors of these other companies who receive compensation for their role as chairpersons of the board and who are not also serving as the chief executive officers of such companies. We have employed this methodology to set compensation for our non-employee directors for 2013.

Prior to completing our initial public offering in 2007 we made only two stock option grants to our non-employee directors, which vested immediately upon the grant date. In addition, Thomas Maloof purchased 100,000 shares of restricted stock for $6,250 on August 3, 2000. Our 2007 Omnibus Incentive Plan contains an automatic stock grant program for our directors. Each non-employee director first elected to a three-year term prior to March 1, 2012 received an automatic stock grant for 900 shares of common stock, on the date he or she was appointed, elected or re-elected (Automatic Stock Grant Program). In addition, on a quarterly basis, each non-employee director first elected to a three-year term prior to March 1, 2012 received an automatic stock grant of 900 shares on the 15th day of the month subsequent to quarter end. Further, under the terms of our 2007 Omnibus Incentive Plan, each non-employee director first elected to a three-year term subsequent to March 1, 2012 will receive a restricted stock grant of 750 shares on the 15th day of the month subsequent to quarter end, which vest over a three-year period, beginning with the first anniversary of the grant date. Directors elected to fill less than a three-year term will receive a pro rata award. Our

Board of Directors and compensation committee considered the total compensation paid to directors of the companies named above in deciding to award these automatic stock awards. However, our Board of Directors and compensation committee determined the amount of stock awards based upon what they considered to be an appropriate incentive for board service to our company, and they did not attempt to base this number upon the number awarded to directors of these other companies. Our Board has also determined that it may be necessary to provide additional incentives to prospective directors in order to recruit talented leaders to serve on the board.

Tax Treatment of Compensation

Internal Revenue Code Section 162(m) limits the amount that we may deduct for compensation paid to our principal executive officer and to each of our three most highly compensated officers (other than our principal financial officer) to $1.0 million per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of performance-based compensation. To maintain flexibility in compensating executive officers in a manner designed to promote evolving corporate goals, the compensation committee reserves the right to recommend and award compensation that is not deductible under Section 162(m). We believe the majority of our payments in fiscal 2013 would be considered qualified performance-based compensation under Section 162(m).

In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation and accordingly, in any year, such exercise may cause an officer's total compensation to exceed $1.0 million. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1.0 million cap on deductibility. While the compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance.

COMPENSATION COMMITTEE REPORT

Our compensation committee has reviewed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed the Compensation Discussion and Analysis with our management. Based on such review and discussions with management, the compensation committee recommended to our Board that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Submitted by:

John G. Nackel (Chair)
Daren J. Shaw
Lee A. Daniels
Dr. Antoinette T. Hubenette
Members of the Compensation Committee

Executive Compensation

The following table shows information regarding the compensation earned during the fiscal year ended December 31, 2013 by our Named Executive Officers. We have not entered into any employment agreements with our executive officers. For a discussion of the compensation of our directors, see “Director Compensation” described in Proposal 1 above.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards(2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation ($)	Other Compensation ($)		Total ($)

Christopher R. Christensen	2013	437,914	441,446	—	—	—	18,242	(4)	897,602
Chief Executive Officer	2012	425,159	848,500	—	126,280	—	18,000		1,417,939
and President	2011	425,159	905,256	—	235,133	—	17,610		1,583,158

Suzanne D. Snapper	2013	265,225	275,000	114,264	91,402	—	1,352	(5)	747,243
Chief Financial Officer	2012	257,500	521,565	28,440	100,951	—	2,113		910,569
	2011	257,500	602,937	29,147	259,870	—	1,344		1,150,798

Gregory K. Stapley	2013	364,928	100,000	—	—	—	2,655	(6)	467,583
Executive Vice President	2012	354,299	488,140	—	72,649	—	2,612		917,700
and Secretary	2011	354,299	905,256	—	235,133	—	1,811		1,496,499

Beverly B. Wittekind	2013	382,890	—	21,530	16,852	110,000	2,557	(7)	533,829
Vice President and	2012	319,300	—	34,980	28,848	100,000	2,896		486,024
General Counsel	2011	319,300	—	23,317	18,808	100,000	2,099		463,524

Barry R. Port	2013	309,000	375,000	403,141	821,250	—	12,417	(8)	1,920,808
Chief Operating Officer,	2012	300,000	726,464	98,340	189,086	—	12,413		1,326,303
Ensign Services, Inc.	2011	—	—	—	—	—	—		—

(1)
The amounts shown in this column constitute the cash bonuses made to certain Named Executive Officers. Christopher Christensen, Suzanne Snapper, Gregory Stapley and Barry Port participated in our executive incentive program. These awards are discussed in further detail under the heading “Principal Elements of Executive Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement.

(2)
The amounts shown are the amounts of compensation cost to be recognized by us related to options to purchase common stock which were granted during fiscal year 2013, as a result of the adoption of ASC 718. These amounts disregard the estimated forfeiture rate which is considered when recognizing the ASC 718 expense in the consolidated financial statements. For a discussion of valuation and forfeiture assumptions, see Note 17 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

(3)
The amounts shown are the amounts of compensation cost to be recognized by us related to restricted stock awards which were granted during fiscal year 2013, as a result of the adoption of ASC 718. These amounts disregard the estimated forfeiture rate which is considered when recognizing the ASC 718 expense in the consolidated financial statements. For a discussion of valuation and forfeiture assumptions, see Note 18 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. In addition, a portion of the bonuses paid to Christopher Christensen and Gregory Stapley in 2013, 2012 and 2011, Suzanne Snapper in 2013, 2012, 2011 and 2010 and Barry Port in 2013 and 2012, was in the form of stock awards. See further discussion under "Principal Economic Elements of Executive Compensation - Annual Cash Bonus".

(4)
Consists of term life insurance and accidental death and dismemberment insurance payments of $692, a matching contribution to The Ensign Group, Inc. 401(k) retirement plan of $1,650, and a car allowance of $15,900.

(5)	Consists of term life insurance and accidental death and dismemberment insurance payments of $247 and a matching contribution to The Ensign Group, Inc. 401(k) retirement plan of $1,105.

(6)	Consists of term life and accidental death and dismemberment insurance payments of $862 and a matching contribution to The Ensign Group, Inc. 401(k) retirement program of $1,793.

(7)	Consists of term life and accidental death and dismemberment insurance payments of $556 and a matching contribution to The Ensign Group, Inc. 401(k) retirement program of $2,001.

(8)
Consists of term life insurance and accidental death and dismemberment insurance payments of $277, a matching contribution to The Ensign Group, Inc. 401(k) retirement plan of $1,140 and a car allowance of $11,000.

Grants of Plan-Based Awards - 2013

The following table sets forth information regarding grants of plan-based awards made to our Named Executive Officers during 2013.

					All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Options or Stock Awards ($)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Christopher R. Christensen	3/14/2013	—	—	—	3,844	—	—	126,280	(3)
Chief Executive Officer
and President
Suzanne D. Snapper	3/14/2013	—	—	—	2,363	—	—	77,623	(4)
Chief Financial Officer	6/12/2013	—	—	—	1,000	—	—	35,720	(1)
	6/12/2013	—	—	—	—	2,500	17.67	44,166	(2)
	8/1/2013	—	—	—	1,000	—	—	38,830	(1)
	8/1/2013	—	—	—	—	2,500	19.43	48,568	(2)
	10/29/2013	—	—	—	400	—	—	16,852	(1)
	10/29/2013	—	—	—	—	1,000	21.53	21,530	(2)
Gregory K. Stapley	3/14/2013	—	—	—	2,212	—	—	72,649	(5)
Executive Vice President
and Secretary
Beverly B. Wittekind	10/29/2013	—	—	—	400	—	—	16,852	(1)
Vice President and	10/29/2013	—	—	—	—	1,000	21.53	21,530	(2)
General Counsel
Barry R. Port	3/14/2013	—	—	—	3,291	—	—	108,118	(6)
Chief Operating Officer,	3/14/2013	—	—	—	25,000	—	—	821,250	(1)
Ensign Services, Inc.	3/14/2013	—	—	—	—	25,000	16.13	403,141	(2)

(1)
The amounts shown are the aggregate fair value of the restricted stock awards which were granted in fiscal year 2013, which will be recognized over the five year vesting period, as a result of the adoption of ASC 718. These amounts disregard the estimated forfeiture rate which is considered when recognizing the ASC 718 expense in the consolidated financial statements. For a discussion of valuation and forfeiture assumptions, see Note 18 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal year 2013.

(2)
The amounts shown are the aggregate fair value of the stock option awards which were granted in fiscal year 2013, which will be recognized over the five year vesting period, as a result of adoption of ASC 718. These amounts disregard the estimated forfeiture rate which is considered when recognizing the ASC 718 expense in the consolidated financial statements. For a discussion of valuation and forfeiture assumptions, see Note 18 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal year 2013.

(3)
The amount shown is the aggregate fair value of the stock award granted on March 14, 2013 to Christopher Christensen in lieu of a cash bonus payable under our executive incentive plan for fiscal year 2012 financial performance.

(4)
The amount shown is the aggregate fair value of the stock award granted on March 14, 2013 to Suzanne Snapper in lieu of a cash bonus payable under our executive incentive plan for fiscal year 2012 financial performance.

(5)
The amount shown is the aggregate fair value of the stock award granted on March 14, 2013 to Gregory Stapley in lieu of a cash bonus payable under our executive incentive plan for fiscal year 2012 financial performance.

(6)
The amount shown is the aggregate fair value of the stock award granted on March 14, 2013 to Barry Port in lieu of a cash bonus payable under our executive incentive plan for fiscal year 2012 financial performance.

Outstanding Equity Awards at Fiscal Year-End - 2013

The following table lists the outstanding equity incentive awards held by our Named Executive Officers as of December 31, 2013.

	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	(#)(1)(2)		(#)(2)		(#)	($)	Date	(#)		($)(3)	(#)	($)

Christopher R. Christensen	—		—		—	—	—	—	(4)	—	—	—
Chief Executive Officer	—		—		—	—	—	—	(5)	—	—	—
and President
Suzanne D. Snapper	17,500	(6)	—	(6)	—	11.03	1/21/2018	—		—	—	—
Chief Financial Officer	7,000	(7)	—	(7)	—	12.00	7/30/2018	—		—	—	—
	6,000	(8)	—	(8)	—	14.87	10/28/2018	—		—	—	—
	4,800	(9)	1,200	(9)	—	16.70	1/28/2019	—		—	—	—
	12,000	(10)	3,000	(10)	—	15.50	4/29/2019	—		—	—	—
	4,800	(11)	1,200	(11)	—	15.92	7/22/2019	—		—	—	—
	8,000	(12)	2,000	(12)	—	14.88	12/16/2019	—		—	—	—
	1,000	(13)	1,500	(13)	—	23.51	10/26/2021	—		—	—	—
	400	(14)	1,600	(14)	—	29.16	10/30/2022	—		—	—	—
	—	(15)	2,500	(15)	—	35.72	6/11/2023	—		—	—	—
	—	(16)	2,500	(16)	—	38.83	7/31/2023	—		—	—	—
	—	(17)	1,000	(17)	—	42.13	10/28/2023	—		—	—	—
	—		—		—	—	—	800	(18)	35,416	—	—
	—		—		—	—	—	1,600	(19)	70,832	—	—
	—		—		—	—	—	900	(20)	39,843	—	—
	—		—		—	—	—	—	(21)	—	—	—
	—		—		—	—	—	1,200	(22)	53,124	—	—
	—		—		—	—	—	600	(23)	26,562	—	—
	—		—		—	—	—	—	(24)	—	—	—
	—		—		—	—	—	640	(25)	28,333	—	—
	—		—		—	—	—	—	(26)	—	—	—
	—		—		—	—	—	1,000	(27)	44,270	—	—
	—		—		—	—	—	1,000	(28)	44,270	—	—
	—		—		—	—	—	400	(29)	17,708	—	—
Gregory K. Stapley	—		—		—	—	—	—	(30)	—	—	—
Executive Vice President	—		—		—	—	—	—	(31)	—	—	—
and Secretary
Beverly B. Wittekind	10,000	(32)	—	(32)	—	5.75	10/31/2015	—		—	—	—
Vice President and	5,000	(33)	—	(33)	—	7.50	7/25/2016	—		—	—	—
General Counsel	4,000	(34)	—	(34)	—	11.03	1/21/2018	—		—	—	—
	2,400	(35)	600	(35)	—	16.70	1/28/2019	—		—	—	—
	3,200	(36)	800	(36)	—	15.92	7/22/2019	—		—	—	—
	800	(37)	1,200	(37)	—	23.51	10/26/2021	—		—	—	—
	600	(38)	2,400	(38)	—	24.04	5/14/2022	—		—	—	—
	—	(39)	1,000	(39)	—	42.13	10/28/2023	—		—	—	—
	—		—		—	—	—	600	(40)	26,562	—	—
	—		—		—	—	—	480	(41)	21,250	—	—
	—		—		—	—	—	960	(42)	42,499	—	—

	—		—		—	—	—	400	(43)	17,708	—	—
Barry R. Port	8,000	(44)	—		—	7.50	7/25/2016	—		—	—	—
Chief Operating Officer	13,600	(45)	—		—	7.50	7/25/2016	—		—	—	—
Ensign Services, Inc.	10,000	(46)	—	(46)	—	14.87	10/28/2018	—		—	—	—
	6,400	(47)	1,600	(47)	—	14.88	12/16/2019	—		—	—	—
	3,600	(48)	2,400	(48)	—	17.47	3/10/2020	—		—	—	—
	2,000	(49)	3,000	(49)	—	23.51	10/26/2021	—		—	—	—
	1,000	(50)	4,000	(50)	—	28.82	7/25/2022	—		—	—	—
	400	(51)	1,600	(51)	—	29.16	10/30/2022	—		—	—	—
	—	(52)	25,000	(52)	—	32.85	3/13/2023	—		—	—	—
	—		—		—	—	—	800	(53)	35,416	—	—
	—		—		—	—	—	800	(54)	35,416	—	—
	—		—		—	—	—	800	(55)	35,416	—	—
	—		—		—	—	—	2,400	(56)	106,248	—	—
	—		—		—	—	—	1,200	(57)	53,124	—	—
	—		—		—	—	—	1,200	(58)	53,124	—	—
	—		—		—	—	—	—	(59)	—	—	—
	—		—		—	—	—	1,600	(60)	70,832	—	—
	—		—		—	—	—	640	(61)	28,333	—	—
	—		—		—	—	—	—	(62)	—	—	—
	—		—		—	—	—	25,000	(63)	1,106,750	—	—

(1)	All options granted under the Company's 2001 and 2005 Plans, held by our Named Executive Officers, may be early exercised.

(2)
Options vest in equal annual installments (20% each year) on the anniversary of the date of grant with the exercised portion of partially exercised options vesting prior to the unexercised portion of such options.

(3)	The market value of these shares at December 31, 2013 was $44.27.

(4)	Represents 9,075 shares of our common stock awarded on February 15, 2012 in lieu of a cash bonus payable under our executive incentive plan. These shares were fully vested on the grant date.

(5)	Represents 3,844 shares of our common stock awarded on March 14, 2013 in lieu of a cash bonus payable under our executive incentive plan. These shares were fully vested on the grant date.

(6)	Represents stock options granted on January 22, 2008 to purchase up to 17,500 shares, which were fully vested as of December 31, 2013.

(7)	Represents stock options granted on July 31, 2008 to purchase up to 7,000 shares, which were fully vested as of December 31, 2013.

(8)	Represents stock options granted on October 29, 2008 to purchase up to 6,000 shares, which were fully vested as of December 31, 2013.

(9)	Represents stock options granted on January 29, 2009 to purchase up to 6,000 shares, of which 4,800 were vested as of December 31, 2013.

(10)	Represents stock options granted on April 30, 2009 to purchase up to 15,000 shares, of which 12,000 were vested as of December 31, 2013.

(11)	Represents stock options granted on July 23, 2009 to purchase up to 6,000 shares, of which 4,800 were vested as of December 31, 2013.

(12)	Represents stock options granted on December 17, 2009 to purchase up to 10,000 shares, of which 8,000 were vested as of December 31, 2013.

(13)	Represents stock options granted on October 27, 2011 to purchase up to 2,500 shares, of which, 1,000 were vested as of December 31, 2013.

(14)	Represents stock options granted on October 31, 2012 to purchase up to 2,000 shares, of which, 400 were vested as of December 31, 2013.

(15)	Represents stock options granted on June 12, 2013 to purchase up to 2,500 shares, of which, 0 were vested as of December 31, 2013.

(16)	Represents stock options granted on August 1, 2013 to purchase up to 2,500 shares, of which, 0 were vested as of December 31, 2013.

(17)	Represents stock options granted on October 29, 2013 to purchase up to 1,000 shares, of which, 0 were vested as of December 31, 2013.

(18)	Represents restricted stock awards granted on May 25, 2010, of which 1,200 were vested as of December 31, 2013. These awards do not expire.

(19)	Represents restricted stock awards granted on October 14, 2010, of which 2,400 were vested as of December 31, 2013. These awards to not expire.

(20)	Represents restricted stock awards granted on February 2, 2011, of which 600 were vested as of December 31, 2013. These awards to not expire.

(21)	Represents 8,695 shares of our common stock awarded on March 15, 2011 in lieu of a cash bonus payable under our executive incentive plan. These shares were fully vested on the grant date.

(22)	Represents restricted stock awards granted on August 11, 2011, of which 800 were vested as of December 31, 2013. These awards to not expire.

(23)	Represents restricted stock awards granted on October 27, 2011, of which 400 were vested as of December 31, 2013. These awards to not expire.

(24)	Represents 6,044 shares of our common stock awarded on February 15, 2012 in lieu of a cash bonus payable under our executive incentive plan. These shares were fully vested on the grant date.

(25)	Represents restricted stock awards granted on October 31, 2012, of which 160 were vested as of December 31, 2013. These awards to not expire.

(26)	Represents 2,363 shares of our common stock awarded on March 14, 2013 in lieu of a cash bonus payable under our executive incentive plan. These shares were fully vested on the grant date.

(27)	Represents restricted stock awards granted on June 12, 2013, of which 0 were vested as of December 31, 2013. These awards to not expire.

(28)	Represents restricted stock awards granted on August 1, 2013, of which 0 were vested as of December 31, 2013. These awards to not expire.

(29)	Represents restricted stock awards granted on October 29, 2013, of which 0 were vested as of December 31, 2013. These awards to not expire.

(30)	Represents 9,075 shares of our common stock awarded on February 15, 2012 in lieu of a cash bonus payable under our executive incentive plan. These shares were fully vested on the grant date.

(31)	Represents 2,212 shares of our common stock awarded on March 14, 2013 in lieu of a cash bonus payable under our executive incentive plan. These shares were fully vested on the grant date.

(32)	Represents stock options granted on November 1, 2005 to purchase up to 10,000 shares, which were fully vested as of December 31, 2013.

(33)	Represents stock options granted July 26, 2006 to purchase up to 5,000 shares, which were fully vested as of December 31, 2013.

(34)	Represents stock options granted on January 22, 2008 to purchase up to 4,000 shares, which were fully vested as of December 31, 2013.

(35)	Represents stock options granted on January 29, 2009 to purchase up to 3,000 shares, of which 2,400 were vested as of December 31, 2013.

(36)	Represents stock options granted on July 23, 2009 to purchase up to 4,000 shares, of which 3,200 were vested as of December 31, 2013.

(37)	Represents stock options granted on October 27, 2011 to purchase up to 2,000 shares, of which 800 were vested as of December 31, 2013.

(38)	Represents stock options granted on May 15, 2012 to purchase up to 2,000 shares, of which 400 were vested as of December 31, 2013.

(39)	Represents stock options granted on October 29, 2013 to purchase up to 1,000 shares, of which 0 were vested as of December 31, 2013.

(40)	Represents restricted stock awards granted on May 25, 2010, of which 900 were vested as of December 31, 2013. These awards to not expire.

(41)	Represents restricted stock awards granted on October 27, 2011, of which 320 were vested on December 31, 2013. These awards to not expire.

(42)	Represents restricted stock awards granted on May 15, 2012, of which 240 were vested on December 31, 2013. These awards to not expire.

(43)	Represents restricted stock awards granted on October 29, 2013, of which 0 were vested on December 31, 2013. These awards to not expire.

(44)	Represents stock options granted July 26, 2006 to purchase up to 8,000 shares, which were fully vested as of December 31, 2013.

(45)	Represents stock options granted on July 26, 2006 to purchase up to 51,000 shares, of which 37,400 were exercised and the remaining 13,600 were fully vested as of December 31, 2013.

(46)	Represents stock options granted on October 29, 2008 to purchase up to 10,000 shares, which were fully vested as of December 31, 2013.

(47)	Represents stock options granted on December 17, 2009 to purchase up to 8,000 shares, of which 6,400 were vested of December 31, 2013.

(48)	Represents stock options granted on March 11, 2010 to purchase up to 6,000 shares, of which 3,600 were vested as of December 31, 2013.

(49)	Represents stock options granted on October 27, 2011 to purchase up to 5,000 shares, of which 2,000 were vested as of December 31, 2013.

(50)	Represents stock options granted on July 26, 2012 to purchase up to 5,000 shares, of which 1,000 were vested as of December 31, 2013.

(51)	Represents stock options granted on October 31, 2012 to purchase up to 2,000 shares, of which 400 were vested as of December 31, 2013.

(52)	Represents stock options granted on March 14, 2013 to purchase up to 25,000 shares, of which 0 were vested as of December 31, 2013.

(53)	Represents restricted stock awards granted on May 25, 2010, of which 1,200 were vested on December 31, 2013. These awards to not expire.

(54)	Represents restricted stock awards granted on July 29, 2010, of which 1,200 were vested on December 31, 2013. These awards to not expire.

(55)	Represents restricted stock awards granted on October 14, 2010, of which 1,200 were vested on December 31, 2013. These awards to not expire.

(56)	Represents restricted stock awards granted on February 2, 2011, of which 1,600 were vested on December 31, 2013. These awards to not expire.

(57)	Represents restricted stock awards granted on May 26, 2011, of which 800 were vested on December 31, 2013. These awards to not expire.

(58)	Represents restricted stock awards granted on October 27, 2011, of which 800 were vested on December 31, 2013. These awards to not expire.

(59)	Represents 19,341 shares of our common stock awarded on February 15, 2012 in lieu of a cash bonus payable under our executive incentive plan. These shares were fully vested on the grant date.

(60)	Represents restricted stock awards granted on July 26, 2012, of which 400 were vested on December 31, 2013. These awards to not expire.

(61)	Represents restricted stock awards granted on October 31, 2012, of which 160 were vested on December 31, 2013. These awards to not expire.

(62)	Represents 3,291 shares of our common stock awarded on March 14, 2013 in lieu of a cash bonus payable under our executive incentive plan. These shares were fully vested on the grant date.

(63)	Represents restricted stock awards granted on March 14, 2013, of which 0 were vested on December 31, 2013. These awards to not expire.

Option Exercise and Stock Vested - 2013

The following table provides information for our Named Executive Officers about options that were exercised and restricted stock that vested in 2013.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)

Christopher R. Christensen	—	—	—		—
Chief Executive Officer and President

Suzanne D. Snapper	—	—	400	(2)	14,652
Chief Financial Officer	—	—	800	(3)	33,832
	—	—	300	(4)	8,661
	—	—	400	(5)	15,092
	—	—	200	(6)	8,484
	—	—	160	(7)	6,813

Gregory K. Stapley	—	—	—		—
Executive Vice President and Secretary

Beverly B. Wittekind	4,000	168,560	—	(8)	—
Vice President and General Counsel	—	—	300	(9)	10,989
	—	—	160	(10)	6,787
	—	—	240	(11)	8,532

Barry R. Port	—	—	400	(12)	14,652
Chief Operating Officer	—	—	400	(13)	15,320
Ensign Services, Inc.	—	—	400	(14)	16,916
	—	—	800	(15)	23,096
	—	—	400	(16)	14,652
	—	—	400	(17)	16,968
	—	—	400	(18)	15,280
	—	—	160	(19)	6,813

(1)	The aggregate value realized upon the vesting of the stock award is based upon the aggregate market value of the vested shares of our common stock on the vesting date.

(2)
On May 25, 2010, Ms. Snapper was awarded 2,000 shares of restricted stock, which are subject to a five year vesting period. As of December 31, 2013, 1,200 shares were vested. The aggregate market price of the vested shares was calculated based on the market closing price of the Company's common stock on May 25, 2013 of $36.63.

(3)
On October 14, 2010, Ms. Snapper was awarded 4,000 shares of restricted stock, which are subject to a five year vesting period. As of December 31, 2013, 2,400 shares were vested. The aggregate market price of the vested shares was calculated based on the market closing price of the Company's common stock on October 14, 2013 of $42.29.

(4)
On February 2, 2011, Ms. Snapper was awarded 1,500 shares of restricted stock, which are subject to a five year vesting period. As of December 31, 2013, 600 shares were vested. The aggregate market price of the vested shares was calculated based on the market closing price of the Company's common stock on February 2, 2013 of $28.87.

(5)
On August 11, 2011, Ms. Snapper was awarded 2,000 shares of restricted stock, which are subject to a five year vesting period. As of December 31, 2013, 800 shares were vested. The aggregate market price of the vested shares was calculated based on the market closing price of the Company's common stock on August 11, 2013 of $37.73.

(6)
On October 27, 2011, Ms. Snapper was awarded 1,000 shares of restricted stock, which are subject to a five year vesting period. As of December 31, 2013, 400 shares were vested. The aggregate market price of the vested shares was calculated based on the market closing price of the Company's common stock on October 27, 2013 of $42.42.

(7)
On October 29, 2012, Ms. Snapper was awarded 800 shares of restricted stock, which are subject to a five year vesting period. As of December 31, 2013, 160 shares were vested. The aggregate market price of the vested shares was calculated based on the market closing price of the Company's common stock on October 29, 2013 of $42.58.

(8)
On November 15, 2013, Ms. Wittekind exercised the remaining 4,000 vested shares from a stock option grant received on November 19, 2003. The aggregate market value of the exercised shares was calculated based on the market closing price of the Company's common stock on November 15, 2013 of $42.14.

(9)
On May 25, 2010, Ms. Wittekind was awarded 1,500 shares of restricted stock, which are subject to a five year vesting period. As of December 31, 2013, 900 shares were vested. The aggregate market price of the vested shares was calculated based on the market closing price of the Company's common stock on May 25, 2013 of $36.63.

(10)
On October 27, 2011, Ms. Wittekind was awarded 800 shares of restricted stock, which are subject to a five year vesting period. As of December 31, 2013, 320 shares were vested. The aggregate market price of the vested shares was calculated based on the market closing price of the Company's common stock on October 27, 2013 of $42.42.

(11)
On May 15, 2012, Ms. Wittekind was awarded 1,200 shares of restricted stock, which are subject to a five year vesting period. As of December 31, 2013, 240 shares were vested. The aggregate market price of the vested shares was calculated based on the market closing price of the Company's common stock on May 15, 2013 of $35.55.

(12)
On May 25, 2010, Mr. Port was awarded 2,000 shares of restricted stock, which are subject to a five year vesting period. As of December 31, 2013, 1,200 shares were vested. The aggregate market price of the vested shares was calculated based on the market closing price of the Company's common stock on May 25, 2013 of $36.63.

(13)
On July 29, 2010, Mr. Port was awarded 2,000 shares of restricted stock, which are subject to a five year vesting period. As of December 31, 2013, 1,200 shares were vested. The aggregate market price of the vested shares was calculated based on the market closing price of the Company's common stock on July 29, 2013 of $38.30.

(14)
On October 14, 2010, Mr. Port was awarded 2,000 shares of restricted stock, which are subject to a five year vesting period. As of December 31, 2013, 1,200 shares were vested. The aggregate market price of the vested shares was calculated based on the market closing price of the Company's common stock on October 14, 2013 of $42.29.

(15)
On February 2, 2011, Mr. Port was awarded 4,000 shares of restricted stock, which are subject to a five year vesting period. As of December 31, 2012, 1,600 shares were vested. The aggregate market price of the vested shares was calculated based on the market closing price of the Company's common stock on February 2, 2013 of $28.87.

(16)
On May 26, 2011, Mr. Port was awarded 2,000 shares of restricted stock, which are subject to a five year vesting period. As of December 31, 2013, 800 shares were vested. The aggregate market price of the vested shares was calculated based on the market closing price of the Company's common stock on May 26, 2013 of $36.63.

(17)
On October 27, 2011, Mr. Port was awarded 2,000 shares of restricted stock, which are subject to a five year vesting period. As of December 31, 2013, 800 shares were vested. The aggregate market price of the vested shares was calculated based on the market closing price of the Company's common stock on October 27, 2013 of $42.42.

(18)
On July 26, 2012, Mr. Port was awarded 2,000 shares of restricted stock, which are subject to a five year vesting period. As of December 31, 2013, 400 shares were vested. The aggregate market price of the vested shares was calculated based on the market closing price of the Company's common stock on July 26, 2013 of $38.20.

(19)
On October 31, 2012, Mr. Port was awarded 800 shares of restricted stock, which are subject to a five year vesting period. As of December 31, 2013, 160 shares were vested. The aggregate market price of the vested shares was calculated based on the market closing price of the Company's common stock on October 31, 2013 of $42.58.

Change-in-Control and Severance Disclosure

We have not entered into any arrangements providing for payments or benefits in connection with the resignation, severance, retirement or other termination of any of our Named Executive Officers, changes in their compensation or a change in control. However, the administrator of our equity incentive plans has the authority to accelerate the vesting of options and restricted stock, in certain circumstances, subject to the terms of the plans.

Compensation Committee Interlocks and Insider Participation

Our compensation committee currently consists of Messrs. John G. Nackel, Daren J. Shaw and Lee A. Daniels and Dr. Antoinette T. Hubenette. None of the members of our compensation committee at any time has been one of our officers or employees. None of our executive officers currently serves, or during 2013 has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers on our Board of Directors or compensation committee.

EQUITY COMPENSATION PLAN INFORMATION

We maintain our 2001 Stock Option, Deferred Stock and Restricted Stock Plan, our 2005 Stock Incentive Plan and our 2007 Omnibus Incentive Plan.

The following table provides information about equity awards under our equity compensation plans as of December 31, 2013:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity compensation plans approved by security holders	1,249,346	$20.71	1,780,008	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	1,249,346	$20.71	1,780,008

(1)
The 2007 Omnibus Incentive Plan (the “2007 Plan) incorporates an evergreen formula pursuant to which on each January 1, the aggregate number of shares reserved for issuance under the 2007 Plan will increase by a number of shares equal to (i) the lesser of 1,000,000 shares of common stock or (ii) 2% of the number of shares outstanding as of the last day of the immediately preceding fiscal year or (iii) such lesser number as determined by our Board of Directors.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
 The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, (“Dodd-Frank Act”) requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

For example:

•	We discourage excessive risk taking by our employees by establishing compensation policies and programs that balance short-term incentives with long-term growth.

•
Annual and short-term cash bonuses are based on multiple performance metrics that are consistent with our long-term goals. In particular, annual bonuses are based on the achievement of certain financial performance goals tied to our overall performance and individual performance goals such as positive survey results, high clinical quality standards, governance, other compliance requirements, positive patient feedback and feedback from other employees. We believe that this balanced approach discourages risk-taking that focuses excessively on short-term profits at the sacrifice of our long-term health.

•
Management or the compensation committee, as applicable, generally has discretion to adjust annual incentive compensation upward or downward for quality of performance or other factors other than our financial performance. In the past, the compensation committee has awarded bonuses that were less than the bonus amount resulting from the predetermined formula it establishes as a result of not achieving our goals regarding clinical performance.

•
Our long-term equity incentive awards are designed to directly align the interests of our employees with long-term stockholder interests. We encourage long-term performance by our executives and employees at every level in the organization through the use of stock-based awards with multi-year vesting schedules. We believe that long-term performance is achieved through an ownership culture and that equity incentive awards reward performance without incentivizing inappropriate risk taking. Beginning in 2011, we implemented a policy for allocating executive bonus compensation between cash and non-cash compensation, whereas if the total executive pool is greater than $2.0 million, for every dollar greater than $2.0 million, half of the incentive will be paid in cash and half will be paid in fully vested restricted stock awards. This amount increased to $2.2 million in 2012 and $2.5 million in 2013.

•
Our compensation committee adopted a “clawback” policy that allows our Board to recover performance-based compensation paid to our executives and the presidents of our subsidiaries in certain circumstances where there has been a restatement of our financial results or where subsequent events diminish the performance metrics, including clinical results, upon which the prior incentive payments were based.

•
Our compensation committee adopted specific governance performance goals, which include succession planning and establishing a team made up of members of the Board of Directors and management with the goal of creating a strategy for the Board of Directors which emulates the culture of the organization.

•	We periodically benchmark our compensation programs and overall compensation structure to be consistent with companies in the skilled nursing industry.

•	Our compensation committee oversees our compensation policies and practices and is responsible for reviewing and approving compensation of our executive officers.

The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the compensation committee of the Board of Directors.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and the other related tables and disclosure.”

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL 4: RE-APPROVAL OF THE MATERIAL TERMS OF THE 2007 OMNIBUS INCENTIVE PLAN
General
In October 2007, our Board adopted and our stockholders approved the 2007 Omnibus Incentive Plan (the “2007 Plan”), which became effective on November 8, 2007. Our stockholders re-approved the 2007 plan in 2009. We are asking our stockholders to re-approve the material terms of the 2007 Plan at this time solely for the purpose of preserving our ability to deduct compensation that qualifies as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Should such stockholder re-approval not be obtained, then the 2007 Plan will not be authorized to issue performance awards to “covered employees” within the meaning of Section 162(m) of the Code (other than stock options and stock appreciation rights ("SARs")). As of March 31, 2014, there were options outstanding under the 2007 Plan to purchase 1,211,616 shares of common stock, an aggregate of 1,546,750 shares of common stock had been issued pursuant to the 2007 Plan, and an aggregate of 2,077,941 shares remained available for future issuance pursuant to the terms of the 2007 Plan.

Pursuant to Section 162(m) of the Code (“Section 162(m)”), we generally may not deduct for federal income tax purposes compensation paid to our principal executive officers or any of our three other most highly compensated executive officers (other than our principal financial officer) (hereinafter “Covered Employees”) that exceeds $1 million in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we may generally deduct it for federal income tax purposes even if it exceeds $1 million in a single year. All non-incentive stock options, SARs and performance awards granted to Covered Employees to date under the 2007 Plan are generally designed to qualify as “performance-based” compensation within the meaning of Section 162(m). All non-incentive stock options, SARs and performance awards granted to Covered Employees after the Annual Meeting will continue to be designed to qualify as “performance-based” compensation if our stockholders ratify the material terms of the 2007 Plan at the Annual Meeting.

We believe that we must retain the flexibility to respond to changes in the market for top executives and offer compensation packages that are competitive with those offered by others in our industry. In the event we are motivated by competitive or other considerations to offer compensation in excess of $1 million to an executive officer, our Board believes it would be in our best interests and those of our stockholders to be able to deduct such compensation for federal income tax purposes.

A copy of the 2007 Plan is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. The following summary of the material terms of the 2007 Plan does not purport to be a complete description of the 2007 Plan and is qualified in its entirety by reference to the complete copy of the 2007 Plan in Appendix A.

2007 Plan Description

Administration of the 2007 Plan. With the exception of options grants made to non-employee directors under the automatic grant program described below, the 2007 Plan is administered by the compensation committee of our Board or by our Board with respect to directors and executive officers, and by our Board with respect to all other employees unless our Board otherwise delegates that function to the compensation committee. Subject to the terms of the 2007 Plan, the administrator has complete discretion and authority to establish rules for the administration of the 2007 Plan, select the persons to whom awards are granted, determine the types of awards to be granted and the number of shares of common stock, securities or other property covered by awards, effect the cancellation, forfeiture or suspension of awards, and set the terms and conditions of awards. The administrator also may accelerate the exercisability of any award. Awards may provide that upon grant or exercise, the holder will receive shares of common stock, other securities or property, cash, or any combination of such, as the administrator determines.

Shares Reserved for Issuance. When the 2007 Plan was established, we initially reserved 1,000,000 shares of common stock for issuance under the 2007 Plan. Beginning on January 1, 2008, the number of shares of common stock reserved under our 2007 Plan have automatically increased, and will continue to automatically increase, on the first day of each year, in an amount equal to the lesser of (a) 1,000,000 shares; or (b) 2% of the number of shares of our common stock outstanding on the last day of the preceding year; or (c) such lesser number as determined by our Board. As of March 31, 2014, a total of 3,291,157 shares of common stock are reserved for issuance under the 2007 Plan with a weighted average exercise price of $19.86 per share. In order to meet the requirements of Section 162(m), our 2007 Plan provides that no participant may be granted (i) options or SARs during any performance period with respect to more than 2,500,000 shares or (ii) restricted stock, restricted stock units, other stock grants or other stock-based awards in any performance period that are intended to comply with the performance-based exceptions under Section 162(m) of the Code and are denominated in shares with respect to more than 2,500,000 shares. In addition to the foregoing, the maximum dollar value that may be earned by any participant in any performance period with respect to performance awards that are intended to comply with the performance-based exception under Section 162(m) of the Code and are denominated in cash is $5,000,000. The securities issued or issuable under our 2007 Plan have been registered on one or more registration statements on Form S-8 under the Securities Act of 1933.

In connection with stock splits, reverse stock splits, stock dividends, recapitalizations, reorganizations, mergers, consolidations, exchanges and certain other events affecting our common stock, the administrator may make adjustments it deems appropriate in the number and type of shares of our common stock or other securities or property that thereafter may be made the subject of grants, the number and type of shares of our common stock or other securities or property subject to outstanding grants and the purchase or exercise price with respect to any grant.

If any stock options, SARs, restricted stock, restricted stock units, performance awards or other stock-based awards granted under the 2007 Plan terminate or are forfeited without having been exercised, the shares subject to such grants will again be available for granting awards (other than incentive stock options) under the 2007 Plan. In addition, if any shares of our common stock or other securities or property are surrendered in payment of the exercise price of a granted award, or in connection with the satisfaction of tax obligations relating to a granted award, those shares will again be available for grants of awards under the 2007 Plan.

Eligibility. All of our employees, officers, directors, including non-employee members of our Board, consultants and independent contractors providing services to us or to any of our affiliates are eligible to receive grants under our 2007 Plan. As of March 31, 2014, approximately 11,500 employees, consultants and independent contractors, twelve executive officers, six directors, including non-employee Board members, were eligible to participate in the 2007 Plan.

Vesting and Change in Control. The administrator determines the vesting of awards under the 2007 Plan, other than pursuant to the automatic grant program for non-employee directors. The vesting of options granted to our non-employee directors is subject to acceleration upon the occurrence of a transaction constituting a change in control. A change in control transaction includes (i) a merger, consolidation or other reorganization unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; (ii) a sale, transfer or other disposition of all or substantially all of the Company’s assets; or (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders.

Options. The 2007 Plan authorizes the administrator to grant options to purchase shares of our common stock in an amount and at an exercise price to be determined by it, provided that, with respect to incentive stock options, the exercise price cannot be less than 100% of the fair market value of our common stock on the date of grant. In the event that the optionee owns directly or indirectly more than 10% of our common stock, any incentive stock option granted to that optionee will have an exercise price of not less than 110% of the fair market value of our common stock on the grant date. We do not receive any consideration for the grant of an option, but we do receive the exercise price upon the exercise of an option. The exercise price for any option is generally payable in cash or, at the discretion of the administrator, in whole or in part by the tendering of shares of common stock or other securities, property, awards or consideration, or any combination of such, having a fair market value on the date the option is exercised equal to the exercise price. Determinations of fair market value under the 2007 Plan are made in accordance with methods and procedures established by the administrator, and such fair market value is the last sale price of our common stock on the NSADAQ Global Select Market on the date of grant. The last sale price per share of our common stock on the NSADAQ Global Select Market on March 31, 2014 was $43.64 per share. The term of each option is fixed by the administrator, and cannot exceed ten years from the date of grant.

Stock Appreciation Rights. The 2007 Plan authorizes the administrator to grant stock appreciation rights (“SARs”) that provide the recipient with the right to receive, upon exercise of the SAR, shares of common stock. The number of shares that the recipient will receive upon exercise of the SAR will be based on the excess of the fair market value of one share of our common stock on the date of exercise (or, in the discretion of the administrator, at any time during a specified period before or after the date of exercise) over the grant price of the SAR, as determined by the administrator, provided that the grant price cannot be less than 100% of the fair market value of our common stock (or other securities or property) on the date on which the SAR is granted. SARs will become exercisable in accordance with terms and conditions as determined by the administrator. SARs may be granted in combination with an option grant or independently from an option grant.

Restricted Stock and Restricted Stock Units. The 2007 Plan authorizes the administrator to grant restricted stock and restricted stock units. A restricted stock award is an award of our common stock that may be subject to restrictions on transferability, the right to vote shares subject to the restricted stock award, the right to receive dividends or other restrictions as the administrator determines in its sole discretion on the date of grant. The restrictions, if any, may lapse or be waived separately or collectively, in installments or otherwise, as the administrator may determine. Except to the extent restricted under the award agreement relating to the restricted stock award, a participant awarded restricted stock will have all of the rights of a stockholder as to those shares.

Restricted stock units represent the right of the recipient, subject to any restrictions imposed by the administrator, to receive shares of common stock, or a cash payment equal to the fair market value of such shares, at some future date. All restricted stock units will be credited to bookkeeping accounts established by us for purposes of the 2007 Plan, until such time as any restriction period lapses.

Upon termination of a recipient’s employment during the applicable restriction period, all restricted stock and restricted stock units held by the recipient will be forfeited, unless the administrator determines otherwise.

Performance Awards. The 2007 Plan authorizes the administrator to grant performance awards payable in cash, shares of common stock, or other awards, securities or property, upon the achievement of specified performance goals during a specified period of time as established by the administrator. The performance goals that must be met, the length of any performance period, the amounts to be paid if the performance goals are met, and any other terms or conditions of each performance award will be determined by the administrator. For purposes of qualifying performance awards as “performance-based” compensation under Section 162(m) of the Code, the compensation committee may set performance criteria based upon the business measurements described below under “Performance Goals.”.

Performance Goals. One of the requirements for compensation to be “performance-based” under Section 162(m) is that the Company must obtain stockholder approval of the material terms of the qualifying performance criteria for such compensation. The material terms which the stockholders approve constitute the framework within which the actual performance criteria are set by the compensation committee.

Accordingly, to enable us to receive tax deductions for compensation earned by our chief executive officer and certain of our other executive officers under grants of performance-based awards under the 2007 Plan, the Board of Directors is requesting stockholder approval of the material terms of the qualifying performance goals for those types of awards. Subject to stockholder approval, the qualifying performance goals shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary or business unit basis: revenue, cash flow, gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings, earnings per share, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, economic value added, working capital, market share, cost reductions, workforce satisfaction and diversity goals, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. The compensation committee shall establish the performance goals for an Award on or before the 90th day of the applicable performance period for which performance goals are established and in no event after 25% of the applicable performance period has elapsed and in any event when the achievement of the applicable performance goals remains substantially uncertain. The compensation committee may appropriately adjust any evaluation of performance under such performance goals to exclude the effect of certain events, including any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

Dividend Equivalents. The administrator may grant dividend equivalents payable in cash, shares of common stock or other awards, securities or property, as determined in the discretion of the administrator, equivalent to the amount of cash dividends paid by us to holders of shares with respect to a number of shares determined by the administrator. Subject to the terms of the 2007 Plan, the terms and conditions of each dividend equivalents will be determined by the administrator.

Other Stock Grants. The administrator may grant shares of common stock without restrictions. Subject to the terms of the 2007 Plan and any applicable award agreement, other stock grants may have such terms and conditions as the administrator shall determine.

Other Stock-Based Awards. The 2007 Plan authorizes the administrator to grant other types of awards denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock or other securities, in compliance with applicable law. The administrator will determine the terms and conditions of such awards, including whether such awards may be payable in cash, by tendering shares of common stock or other securities, property, awards or consideration, or any combination of such.

Automatic Grant Program. The 2007 Plan contains an automatic option grant program for our non-employee directors. Each non-employee director first elected to a three-year term prior to March 1, 2012 received an automatic stock grant for 900 shares of common stock, on the date he or she is appointed, elected or re-elected (Automatic Stock Grant Program). In addition, on a quarterly basis, each non-employee director first elected to a three-year term prior to March 1, 2012 receives an automatic stock grant of 900 shares on the 15th day of the month subsequent to quarter end. Further, under the terms of our 2007 Omnibus Incentive Plan, each non-employee director first elected to a three-year term subsequent to March 1, 2012 will receive a restricted stock grant of 750 shares on the 15th day of the month subsequent to quarter end, which vest over a three-year period, beginning with the first anniversary of the grant date. Directors elected to fill less than a three-year term will receive a pro rata stock award. All unvested restricted stock grants will become fully vested on the date any such non-employee directors ceases serving on the board unless such director is removed for cause. Pursuant to the Automatic Stock Grant Program, Board members receiving stock grants must maintain ownership of a minimum of thirty-three percent (33%) of the cumulative shares granted to him or her.

The following table sets forth the number and dollar value of automatic grants to directors made pursuant to the 2007 Plan for the year ended December 31, 2013.

	Dollar	Number of
Name and Position	Value ($)	Units
Christopher R. Christensen	—	—
President and Chief Executive Officer

Suzanne D. Snapper	—	—
Chief Financial Officer

Gregory K. Stapley	—	—
Executive Vice President and Secretary

Beverly B. Wittekind	—	—
Vice President and General Counsel

Barry R. Port	—	—
Chief Operating Officer,
Ensign Services, Inc.

Non-Executive Director Group	558,743	16,800
Non-Executive Officer Employee Group	—	—

Amendment and Termination. Our Board may amend, alter, suspend, discontinue or terminate the 2007 Plan at any time, except that stockholder approval must be obtained for any change that, absent stockholder approval would:

•	violate any rules or regulations of the National Association of Securities Dealers, Inc., the NSADAQ Global Select Market or any other securities exchange, applicable to us;

•	cause us to be unable under the Code to grant incentive stock options under the 2007 Plan;

•	increase the number of shares authorized under the 2007 Plan;

•	permit the award of stock options or stock appreciation rights at a price less than 100% of the fair market value of our common stock on the date of grant; or

•	prevent the grant of options or stock appreciation rights that would qualify under Section 162(m) of the Code.

Unless terminated sooner by our Board or extended with stockholder approval, the 2007 Plan will terminate on the tenth anniversary of its effective date.

Tax Withholding. Under the 2007 Plan, the administrator may permit participants receiving or exercising awards to surrender shares of common stock to us to satisfy federal and state withholding tax obligations.

Certain Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards made under the 2007 Plan.

Grant of Options and SARs. The grant of a stock option (either an incentive stock option or a non-qualified stock option) or SAR is not expected to result in any taxable income for the recipient.

Exercise of Incentive Stock Options. No taxable income is realized by the optionee upon the grant or exercise of an incentive stock option. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. If stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such award holder within two years after the date of grant or within one year after the transfer of such shares to such award holder, then (1) upon the sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to a deduction for federal income tax purposes.

If the stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) we will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by us.

Exercise of Non-Qualified Stock Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

Restricted Stock. Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within thirty days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). Dividends, if any, that are paid or accrued while the restricted stock is subject to a substantial risk of forfeiture will also be taxed as ordinary income. We will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Restricted Stock Units, Performance Awards and Dividend Equivalents. Recipients of grants of restricted stock units, performance awards or dividend equivalents (collectively, “deferred awards”) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. Dividend equivalents received with respect to any deferred award will also be taxed as ordinary income. Cash or shares to be received pursuant to a deferred award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, a participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Other Stock Grants. As to other grants of shares of our common stock made under the 2007 Plan not subject to a substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We generally will be entitled at that time to an income tax deduction for the same amount.

Special Rules. Special rules may apply in the case of individuals subject to Section 16 of the Securities Exchange Act of 1934. In particular, unless a special election is made pursuant to Section 83(b) of the Code, shares of our common stock received pursuant to the exercise of an option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of our tax deduction, may be determined as of the end of such period.

Deductibility of Executive Compensation Under Code Section 162(m). Section 162(m) generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s “covered employees”, which include the chief executive officer and the corporation’s other three most highly compensated executive officers other than the chief financial officer. However, “qualified performance-based compensation” is not subject to the $1,000,000 deduction limit. In general, to qualify as performance-based compensation, the following requirements need to be satisfied: (1) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum bonus amount which may be paid to any participant with respect to any performance period, must be approved by a majority of the corporation’s stockholders and (3) the committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation.

The 2007 Plan has been designed to permit grants of options and SARs issued under the 2007 Plan to qualify under the performance-based compensation rules so that income attributable to the exercise of a non-incentive stock option or an SAR may be exempt from $1,000,000 deduction limit. Grants of performance awards made to Covered Employees under the 2007 Plan also qualify for this exemption. The 2007 Plan’s provisions are consistent in form with the performance-based compensation rules, so that if the committee that grants options, SARs or performance awards to Covered Employees consists exclusively of members of our board of directors who qualify as “outside directors,” and the exercise price (or deemed exercise price, with respect to SARs) is not less than the fair market value of the shares of our common stock to which such grants relate, the compensation income arising on exercise of those options or SARs should qualify as performance-based compensation which is deductible even if that income would be in excess of the otherwise applicable limits on deductible compensation income under Section 162(m).

Accounting Treatment

On January 1, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share Based Payment, or SFAS 123R, for our stock-based compensation plans. Under SFAS 123R, stock-based compensation costs are recognized based on the estimated fair value at the grant date for all stock-based awards. We estimate grant date fair values using the Black-Scholes-Merton option pricing model, which requires assumptions of the life of the award and the stock price volatility over the term of the award. We record compensation cost of stock-based awards using the straight line method, which is recorded into earnings over the vesting period of the award. Pursuant to the income tax provisions included in SFAS 123R, we have elected the “short cut method” of computing a hypothetical pool of additional paid-in capital that is available to absorb future tax benefit shortfalls.

We have elected to use the modified prospective transition method as permitted under SFAS 123R and therefore have not restated our financial results for prior periods. Under this transition method, compensation cost recorded in the year ended December 31, 2006 includes the cost for all stock-based awards granted prior to, but not yet vested as of December 31, 2005, based on the grant-date fair value estimated in accordance with the original provisions of SFAS 123. Compensation expense for all stock-based awards granted after December 31, 2005 was based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R.

2007 Plan Benefits

Except with respect to the Automatic Grant Program, awards under the 2007 Plan are made at the discretion of our Board or Compensation Committee. It is not possible to determine the benefits or amounts that will be received by eligible participants under the 2007 Plan after the date of this Proxy Statement because no decisions have been made on the amount and type of awards to be granted under the 2007 Plan to eligible participants in the future, nor do we have any specific current plans or commitments for any future awards, other than stock option awards to be made automatically to our non-employee directors under the Automatic Grant Program described above.

The following table sets forth, with respect to our Named Executive Officers (as defined under "Compensation Discussion and Analysis" above) and the other indicated persons and groups, the aggregate number of shares of common stock underlying stock options that have been granted under our 2007 Plan from the effective date of the 2007 Plan through March 31, 2014.

Name and Position	Number of Units
Christopher R. Christensen	—
President and Chief Executive Officer

Suzanne D. Snapper	78,000
Chief Financial Officer

Gregory K. Stapley	—
Executive Vice President and Secretary

Beverly B. Wittekind	17,000
Vice President and General Counsel

Barry R. Port	61,000
Chief Operating Officer,
Ensign Services, Inc.

All current executive officers as a group	156,000

All current directors who are not executive officers as a group	36,000

All employees, including all current officers who are not executive officers as a group	2,028,400

Vote Sought

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the meeting is being sought to re-approve our 2007 Omnibus Incentive Plan to preserve our ability to deduct compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code. Should such stockholders re-approval not be obtained, then the 2007 Plan will not be authorized to issue performance awards to "covered employees" within the meaning of Section 162(m) of the Code (other than stock options and SARs).

Recommendation of the Board of Directors

Our board of directors recommends that stockholders vote FOR the re-approval of our 2007 Omnibus Incentive Plan to preserve our ability to deduct compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code.

PROPOSAL 5: STOCKHOLDER PROPOSAL FOR MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which we and our Board accept no responsibility. The stockholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote “FOR” the stockholder proposal. Anne Sheehan, California State Teachers' Retirement System, 100 Waterfront Place, West Sacramento, CA 95605, the beneficial owner of no less than $2,000 of the Company’s common stock, has notified the Company of its intent to present the following proposal at the Annual Meeting.

BE IT RESOLVED:

That the shareholders of The Ensign Group, Inc. hereby request that the Board of Directors initiate the appropriate process to amend the Company's articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

SUPPORTING STATEMENT:

In order to provide shareholders a meaningful role in director elections, the Company's current director election standard should be changed from a plurality vote standard to a majority vote standard. The majority vote standard is the most appropriate voting standard for director elections where only board nominated candidates are on the ballot, and it will establish a challenging vote standard for board nominees to improve the performance of individual directors and entire boards. Under the Company's current voting system, a nominee for the board can be elected with as little as a singe affirmative vote, because "withheld" votes have no legal effect. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be re-elected and continue to serve as a representative for the shareholders.

In response to strong shareholder support a substantial number of the nation's leading companies have adopted a majority vote standard in company bylaws or articles of incorporation. In fact, more than 85% of the companies in the S&P 500 have adopted majority voting for uncontested elections. We believe the Company needs to join the growing list of companies that have already adopted this standard.

CalSTRS is a long-term shareholder of the Company and we believe that accountability is of utmost importance. We believe the plurality vote standard currently in place at the Company completely disenfranchises shareholders and makes the shareholder's role in director elections meaningless. Majority voting in director elections will empower shareholders with the ability to remove poorly performing directors and increase the directors' accountability to the owners of the Company, its shareholders. In addition, those directors who receive the majority support from shareholders will know they have the backing of the very shareholders they represent. We therefore ask you to join us in request that the Board of directors promptly adopt the majority vote standard for the director elections.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company's stockholders approve, on an advisory basis, to initiate the appropriate process to amend the Company's articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections.”

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the approval of the change from the plurality vote standard to the majority vote standard in uncontested director elections.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to beneficial ownership of our common stock as of March 31, 2014 for (i) each director and nominee, (ii) each holder of 5.0% or greater of our common stock, (iii) our Named Executive Officers, and (iv) all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Shares subject to options that are exercisable within 60 days following March 31, 2014 are deemed to be outstanding and beneficially owned by the optionee for the purpose of computing share and percentage ownership of that optionee, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The percentage of shares beneficially owned is based on 22,425,728 shares of common stock outstanding as of March 31, 2014. Except as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class

Named Executive Officers And Directors:
Christopher R. Christensen(2)	1,067,090	4.8%
Suzanne D. Snapper(3)	90,642	0.4%
Gregory K. Stapley(4)	343,340	1.5%
Beverly B. Wittekind(5)	32,662	0.1%
Barry R. Port (6)	106,950	—
Roy E. Christensen(7)	672,206	3.0%
Antoinette T. Hubenette (8)	16,913	—
John G. Nackel(9)	46,102	—
Daren J. Shaw	5,250	—
Lee A. Daniels	2,250	—%
All Executive Officers and Directors as a Group (11 Persons)(10)	2,383,405	10.6%
Other Five Percent Stockholders:
FMR LLC (11)	1,983,700	8.8%
Blackrock, Inc. (12)	1,738,979	7.8%
Wasatch Advisors, Inc. (13)	1,551,556	6.9%
The Vanguard Group (14)	1,279,222	5.7%

*	Means less than 1%.

(1)	Includes shares of restricted stock. Restricted stock may not be disposed of until vested and is subject to repurchase by us upon termination of service to us.

(2)
Represents 1,048,000 shares held by Hobble Creek Investments, of which Christopher Christensen is the sole member, 12,919 restricted shares held by Mr. Christensen directly, 2,171 shares held by Christopher Christensen's spouse, and 4,000 shares held by Mr. Christensen's former spouse as custodian for their minor children under the California Uniform Transfers to Minors Act. Mr. Christensen's former spouse holds voting and investment power over the shares held for their children.

(3)
Represents 22,962 shares and 7,840 restricted shares, each held by Ms. Snapper directly and includes stock options to purchase 65,700 shares of common stock that are currently exercisable or exercisable within 60 days after March 31, 2014.

(4)
Represents 282,250 shares held by the Stapley Family Trust dated April 25, 2006, 18,700 shares held by Deborah Stapley as custodian for the minor children of Gregory Stapley and Deborah Stapley under the California Uniform Transfers to Minor Act, and 42,390 shares held by the Marian K. Stapley Revocable Trust dated April 29,1965, of which Mr. Stapley is trustee. Mr. Stapley and his spouse share voting and investment power over the shares held by the Stapley Family Trust, Mr. Stapley's spouse holds voting and investment power over the shares held for their minor children and Mr. Stapley holds, as trustee, voting and investment power over the shares held by the Marian K. Stapley Revocable Trust.

(5)
Represents 17,722 shares and 2,740 restricted shares, each held by Ms. Wittekind directly and includes stock options to purchase 12,200 shares of common stock that are currently exercisable or exercisable within 60 days after March 31, 2014.

(6)
Represents 21,550 shares and 34,200 restricted shares held by Mr. Port directly and includes stock options to purchase 51,200 shares of common stock that are currently exercisable or exercisable within 60 days after March 31, 2014.

(7)	Represents 672,206 shares held by the Christensen Family Trust dated August 17, 1992. Mr. Christensen and his spouse share voting and investment power over the Christensen Family Trust.

(8)	Includes stock options to purchase 2,000 shares of common stock that are currently exercisable or exercisable within 60 days after March 31, 2014.

(9)	Includes 7,000 shares held by the Nackel Family Trust dated June 30, 1997. Dr. Nackel and his spouse share voting power and investment power over the Nackel Family Trust.

(10)	Includes stock options to purchase 131,100 shares of common stock that are currently exercisable or exercisable within 60 days after March 31, 2014.

(11)
Represents beneficial ownership as of December 31, 2013 as reported on Schedule 13G filed by FMR LLC. on February 14, 2014, which indicates that FMR LLC held 1,983,700 shares. The business address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(12)
Represents beneficial ownership as of December 31, 2013 as reported on Schedule 13G filed by Blackrock, Inc. on January 29, 2014, which indicates that Blackrock, Inc. held 1,738,979 shares. The business address of Blackrock, Inc. is 40 East 52nd Street, New York, NY 10022.

(13)
 Represents beneficial ownership as of December 31, 2013 as reported on Schedule 13G filed by Wasatch Advisors, Inc. on February 13, 2014, which indicates that Wasatch Advisors, Inc. held 1,551,556 shares. The business address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(14)
Represents beneficial ownership as of December 31, 2013 as reported on Schedule 13G filed by The Vanguard Group on February 12, 2014, which indicates that The Vanguard Group held 1,279,222 shares. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern PA 19355.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors, and greater than ten percent stockholders are required to furnish us with copies of all Section 16(a) forms they file. Based on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2013, with the exception of late filings by Mr. Christopher Christensen, Mr. Gregory Stapley, Ms. Suzanne Snapper and Mr. Barry Port of Form 4s with respect to one transaction each, which was subsequently reported on a Form 4 shortly after the occurrence of such transactions.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2013, there has not been, nor is there any proposed transaction in which we were or will be a party or in which we were or will be a participant, involving an amount that exceeded or will exceed $120,000 and in which any director, executive officer, beneficial owner of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation arrangements and other agreements and transactions which are described in “Compensation Discussion and Analysis” and the transactions described below.

Family Relationships

David Sedgwick is the brother-in-law of Gregory Stapley. David Sedgwick has served as our Vice President of Immediate Clinic, Inc., our urgent care subsidiary, and subsequent to the sale of our Doctors Express business in April 2013, the Executive Director of one of our facilities in Colorado. Mr. Sedgwick previously served as our Vice President of Organizational Development, where he was responsible for Ensign University, our training and professional growth program, and a key element of our talent-driven management approach. Mr. Sedgwick joined Ensign in 2001, and from September 2002 to December 2006, he served as an administrator at several of our operating facilities. From January 1, 2013 through December 31, 2013, we paid David Sedgwick total compensation of $136,367.

Indemnification Provisions

We have entered into indemnification agreements with each of our directors, officers and certain key employees. These indemnification agreements, along with our amended and restated certificate of incorporation and amended and restated bylaws, require us to indemnify such persons to the fullest extent permitted by Delaware law.

Policies and Procedures for Transactions with Related Persons

The audit committee has approved or ratified all of the transactions described in “Certain Relationships and Related Party Transactions.” We expect our audit committee will review potential conflict of interest situations, on an ongoing basis, any future proposed transaction, or series of transactions, with related persons, and either approve or disapprove each reviewed transaction or series of related transactions with related persons. On August 14, 2007, we adopted a written policy and procedures with respect to related person transactions, which includes specific provisions for the approval of related person transactions. Pursuant to this policy, related person transactions include a transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which we and certain enumerated related persons participate, the amount involved exceeds $120,000 and the related person has a direct or indirect material interest.

In the event that a related person transaction is identified, such transaction must be reviewed and approved or ratified by our audit committee. If it is impracticable for our audit committee to review such transaction, pursuant to the policy, the transaction will be reviewed by the chair of our audit committee, whereupon the chair of our audit committee will report to the audit committee the approval or disapproval of such transaction.

In reviewing and approving related person transactions, pursuant to the policy, the audit committee, or its chair, shall consider all information that the audit committee, or its chair, believes to be relevant and important to a review of the transaction and shall approve only those related person transactions that are determined to be in, or not inconsistent with, our best interests and that of our stockholders, taking into account all available relevant facts and circumstances available to the audit committee or its chair. Pursuant to the policy, these facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director's independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. Pursuant to the policy, no member of the audit committee shall participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission (“SEC”) and our amended and restated bylaws. Stockholder proposals that are intended to be presented at our 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us not later than December 19, 2014, which is 120 calendar days prior to the anniversary date of the mailing of this Proxy Statement. Stockholders are also advised to review our amended and restated bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. Under our current amended and restated bylaws, the deadline for submitting a stockholder proposal or a nomination for director is not later than the close of business on the 60th day, nor earlier than the 90th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the 60th day prior to such annual meeting, or not later than the close of business on the 10th day following the date on which we publicly disclose the date of the meeting, whichever occurs first.

Stockholder proposals must be in writing and should be addressed to our corporate Secretary, at our principal executive offices at 27101 Puerta Real, Suite 450, Mission Viejo, California 92691. It is recommended that stockholders submitting proposals direct them to our corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our amended and restated bylaws and conditions established by the SEC.

OTHER MATTERS

We do not know of any business, other than described in this Proxy Statement that should be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents you from attending and voting at the Annual Meeting.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the SEC. Any interested party may inspect information we have filed, without charge, at the public reference facilities of the SEC at its principal office at 100 F. Street, N.E., Washington, D.C. 20549. In addition, the SEC maintains an Internet site that contains our reports, proxies and information statements that we have filed electronically with the SEC at http://www.sec.gov . The information contained on our website, other than this proxy statement, is not considered proxy solicitation material and is not incorporated by reference herein.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 2014, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO GREGORY K. STAPLEY, SECRETARY, THE ENSIGN GROUP, INC., 27101 PUERTA REAL, SUITE 450, MISSION VIEJO, CALIFORNIA 92691.

Appendix A

The Ensign Group, inc.
2007 OMNIBUS incentive plan

Table of Contents

Section 1.	Purpose

Section 2.	Definitions

Section 3.	Administration

(a)	Power and Authority of the Committee

(b)	Power and Authority of the Board

Section 4.	Shares Available for Awards

(a)	Shares Available

(b)	Accounting for Awards

(c)	Adjustments

Section 5.	Eligibility

Section 6.	Awards

(a)	Options

(b)	Stock Appreciation Rights

(c)	Restricted Stock and Restricted Stock Units

(d)	Performance Awards

(e)	Dividend Equivalents

(f)	Other Stock Grants

(g)	Other Stock-Based Awards

(h)	General

(i)	Directors’ Automatic Option Grant Program

Section 7.	Amendment and Termination; Adjustments

(a)	Amendments to the Plan

(b)	Amendments to Awards

(c)	Correction of Defects, Omissions and Inconsistencies

Section 8.	Income Tax Withholding

Section 9.	General Provisions

(a)	No Rights to Awards

(b)	Award Agreements

(c)	Plan Provisions Control

(d)	No Rights of Stockholders

(e)	No Limit on Other Compensation Arrangements

(f)	No Right to Employment

(g)	Governing Law

(h)	Severability

(i)	No Trust or Fund Created

(j)	Other Benefits

(k)	No Fractional Shares

(l)	Headings

(m)	Section 16 Compliance; Section 162(m) Administration

(n)	Conditions Precedent to Issuance of Shares

Section 10.	Effective Date of the Plan

Section 11.	Term of the Plan

The Ensign Group, inc.
2007 OMNIBUS INCENTIVE PLAN
Section 1.    Purpose

The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and directors capable of assuring the future success of the Company, to offer such persons incentives to continue in the Company’s employ or service and to afford such persons an opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company.
Section 2.    Definitions

As used in the Plan, the following terms shall have the meanings set forth below:
(a)    “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)    “Automatic Option Grant Program” shall mean the Directors’ Automatic Option Grant Program described in Section 6(i) of the Plan.

(c)    “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock Grant or Other Stock-Based Award granted under the Plan.

(d)    “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(e)    “Board” shall mean the Board of Directors of the Company.

(f)    “Change in Control” shall mean a change in ownership or control of the Company effected through any of the following transactions: (i) a merger, consolidation or other reorganization unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; (ii) a sale, transfer or other disposition of all or substantially all of the Company’s assets; or (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders.

(g)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(h)    “Committee” shall mean a committee of Directors designated by the Board to administer the Plan, which shall initially be the Company’s compensation committee. The Committee shall be comprised of at least two Directors but not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 and Section 162(m) of the Code, and each member of the Committee shall each be an “Outside Director.”

(i)    “Company” shall mean The Ensign Group, Inc., a Delaware corporation, and any successor corporation.

(j)    “Director” shall mean a member of the Board, including any Non-Employee Director.

(k)    “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(l)    “Eligible Person” shall mean any employee, officer, consultant, independent contractor or director providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person. An Eligible Person must be a natural person.

(m)    “Equity Restructuring” shall mean a dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event that affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(n)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o)    “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing and unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be the closing sale price of one Share as reported on the Nasdaq Global Market or such other principal United States securities market for such Shares on the date as of which Fair Market Value is being determined, if the Shares are then listed on the Nasdaq Global Market or another principal United States securities market for such Shares.

(p)    “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an “incentive stock option” in accordance with the terms of Section 422 of the Code or any successor provision.

(q)    “Non-Employee Director” shall mean any Director who is not also an employee of the Company or an Affiliate within the meaning of Rule 16b-3 (which term “Non-Employee Director” is defined in this paragraph for purposes of the definition of “Committee” only and is not intended to define such term as used elsewhere in the Plan).

(r)    “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not an Incentive Stock Option.

(s)    “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(t)    “Other Stock Grant” shall mean any right granted under Section 6(f) of the Plan.

(u)    “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

(v)    “Outside Director” shall mean any Director who is an “outside director” within the meaning of Section 162(m) of the Code.

(w)    “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(x)    “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(y)    “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary or business unit basis: revenue, cash flow, gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings, earnings per share, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, economic value added, working capital, market share, cost reductions, workforce satisfaction and diversity goals, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. The Committee shall establish the Performance Goals for an Award on or before the 90th day of the applicable performance period for which Performance Goals are established and in no event after 25% of the applicable performance period has elapsed and in any event when the achievement of the applicable Performance Goals remains substantially uncertain. The Committee may appropriately adjust any evaluation of performance under such Performance Goals to exclude the effect of certain events, including any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

(z)    “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(aa)    “Plan” shall mean The Ensign Group, Inc. 2007 Omnibus Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

(bb)    “Qualified Performance Based Award” shall have the meaning set forth in Section 6(d) of the Plan.

(cc)    “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(dd)    “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or evidencing the right to receive a cash payment equal to the Fair Market Value of a Share if explicitly so provided in the Award Agreement) at some future date.

(ee)    “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation.

(ff)    “Section 162(m)” shall mean Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.

(gg)    “Securities Act” shall mean the Securities Act of 1933, as amended.

(hh)    “Service” shall mean the Participant’s performance of services for the Company (or any Affiliate) in the capacity of an employee, officer, consultant, independent contractor or director.

(ii)    “Share” or “Shares” shall mean a share or shares of common stock, $0.001 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(jj)    “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.    Administration

(a)    Power and Authority of the Committee.    The Plan shall be administered by the Committee. Any Awards made to members of the Committee, however, should also be authorized by a disinterested majority of the Board. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of any Option or waive any restrictions relating to any Award; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Eligible Person and any holder or beneficiary of any Award. The administration of the Automatic Option Grant Program, however, shall be self-executing in accordance with the terms of that program so that neither the Board nor any Committee shall exercise any discretionary functions with respect to any Awards made under that program.

(b)    Power and Authority of the Board.        Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, but only to the extent it would not cause a loss of any benefits under Section 162(m).

Section 4.    Shares Available for Awards

(a)    Shares Available.        Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be 1,000,000, plus an automatic annual increase on the first day of each of the Company’s fiscal years beginning on January 1, 2008 equal to the lesser of (i) 1,000,000 shares of Common Stock or (ii) two percent (2.0%) of the number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year or (iii) such lesser number as determined by the Board. Shares to be issued under the Plan may be either authorized but unissued

Shares or Shares re-acquired and held in treasury. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards (other than Incentive Stock Options) under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. Notwithstanding the foregoing, (i) the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 1,000,000, plus the automatic annual increase described above, subject to adjustment as provided in Section 4(c) of the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision and (ii) the number of Shares available for granting Restricted Stock and Restricted Stock Units shall not exceed 1,000,000, plus the automatic annual increase described above, subject to adjustment as provided in Section 4(c) of the Plan.

(b)    Accounting for Awards.    For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

(c)    Adjustments.    In the event of any Equity Restructuring, the number and type of Shares (or other securities or other property) subject to outstanding Awards, and the purchase price or exercise price with respect to any Award will be proportionately adjusted; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. The adjustments provided under this Section 4(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company. The Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 4(a) and 6(d) hereof). Notwithstanding the above, in the event (i) of any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event or (ii) the Company shall enter into a written agreement to undergo such a transaction or event, the Committee may, in its sole discretion, cancel any or all outstanding Awards and pay to the holders of any such Awards that are otherwise vested, in cash, the value of such Awards based upon the price per share of capital stock received or to be received by other stockholders of the Company in such event.

Section 5.    Eligibility

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.    Awards

(a)    Options.        The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii)Option Term. The term of each Option shall be fixed by the Committee at the time of grant, but shall not be longer than 10 years from the date of grant.

(iii)Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv)Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A)The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B)All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.

(C)Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, such Incentive Stock Option shall expire and no longer be exercisable no later than 5 years from the date of grant.

(D)The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(E)Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b)    Stock Appreciation Rights.    The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. Each Stock Appreciation Right granted under the Plan shall confer on the holder upon exercise the right to receive a number of Shares equal to the excess of (a) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (b) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, dates of exercise and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any Stock Appreciation Right shall be as determined by the Committee.

(c)    Restricted Stock and Restricted Stock Units.        The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)    Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a restriction on or prohibition against the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii)    Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions and possible forfeiture applicable to such Restricted Stock, as set forth in the Award Agreement.

(iii)    Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of Service (as determined under criteria established by the Committee) during the applicable restriction period, all applicable Shares of Restricted Stock and Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d)    Performance Awards.    The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such Performance Goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. From time to time, the Committee may designate an Award granted pursuant to the Plan as an award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code (a “Qualified Performance Based Award”). Qualified Performance Based Awards shall, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective Performance Goals, and such Performance Goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). The Committee shall also certify in writing that such Performance Goals have been met prior to payment of the Qualified Performance Based Awards to the extent required by Section 162(m). Subject to adjustment as provided in Section 4(c), no Participant may be granted (i) Options or Stock Appreciation Rights during any performance period with respect to more than 2,500,000 Shares or (ii) Restricted Stock, Restricted Stock Units, Other Stock Grants or Other Stock-Based Awards in any performance period that are intended to comply with the performance-based exception under Section 162(m) of the Code and are denominated in Shares with respect to more than 2,500,000 Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any performance period with respect to Performance Awards that are intended to comply with the performance-based exception under Section 162(m) of the Code and are denominated in cash is $5,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

(e)    Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

(f)    Other Stock Grants. The Committee is hereby authorized, subject to the terms of the Plan, to grant to Eligible Persons Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Other Stock Grant may have such terms and conditions as the Committee shall determine.

(g)    Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons, subject to the terms of the Plan, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(g) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(h)    General

(i)    Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee and required by applicable law.

(ii)    Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)    Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv)    Limits on Transfer of Awards. No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any Participant; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; provided, further, that, if so determined by the Committee, a Participant may, at any time that such Participant holds such Option, transfer a Non-Qualified Stock Option to any “Family Member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act), provided that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer. Except as otherwise determined by the Committee, each Award (other than an Incentive Stock Option) or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Except as otherwise determined by the Committee, no Award (other than an Incentive Stock Option) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v)Term of Awards. Subject to Section 6(a)(iv)(C), the term of each Award shall be fixed by the Committee at the time of grant, but shall not be longer than 10 years from the date of grant.

(vi)Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required, and shall have no liability for failure, to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been and continue to be admitted for trading on such securities exchange. No Shares or other assets shall be issued or delivered pursuant to the Plan, and the Company shall have no liability for failure to issue or deliver Shares under the Plan, unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the Shares issuable pursuant to the Plan, and all applicable listing requirements of any stock exchange or trading system, including the Nasdaq Stock Market, on which Common Stock is then traded. No Shares shall be issued or delivered pursuant to the Plan, and the Company shall have no liability for failure to issue or deliver Shares under the Plan, if doing so would violate any internal policies of the Company.

(vii)Prohibition on Repricing. Except as provided in Section 4(c) of the Plan, no Option or Stock Appreciation Right may be amended to reduce its initial exercise or grant price and no Option or Stock Appreciation Right shall be canceled and replaced with Options or Stock Appreciation Rights having a lower exercise or grant price, without the approval of the stockholders of the Company.
(i)    Directors’ Automatic Option Grant Program

(i)    Automatic Grants - Election for a Three-Year Term. Each non-employee director shall receive on the date at which he or she is appointed, elected or re-elected to serve a three-year term, a Non-Qualified Option to purchase 12,000 Shares. The exercise price for such Shares shall be 100% of the Fair Market Value of the Shares on the date of grant. Each such Option shall become exercisable in accordance with the vesting schedule below, shall be exercisable for 10 years following the date of grant and shall be generally subject to the terms and conditions set forth in the Plan.

Each such Option shall vest in three equal annual installments of 4,000 Shares upon the non-employee director’s completion of each year of service as a Board member over the three-year period measured from the date of grant. There shall be no limit on the number of such automatic Option grants any one non-employee director may receive over his or her period of Board service, and non-employee directors who have previously been employees of the Company (or any Affiliate) or who have received one or more Option grants from the Company prior to becoming a non-employee director shall be eligible to receive one or more such automatic Option grants over their period of continued Board service.

(ii)    Annual Automatic Grants - Election for Other Term. In the event that a non-employee director is appointed, elected or re-elected to serve a term of less than three years, such non-employee director shall receive on the date of such appointment, election or re-election to serve a one-year term or a two-year term, a Non-Qualified Option to purchase 4,000 Shares or 8,000 Shares, as the case may be. The exercise price for such Shares shall be 100% of the Fair Market Value of the Shares on the date of grant. Each such Option shall become exercisable in accordance with the vesting schedule below, shall be exercisable for 10 years following the date of grant and shall be generally subject to the terms and conditions set forth in the Plan. Each such Option for 8,000 Shares shall vest in two equal annual installments of 4,000 Shares upon the non-employee director’s completion of each year of service as a Board member over the two-year period measured from the date of grant, and each such Option for 4,000 Shares shall vest in a single installment of 4,000 Shares upon the non-employee director’s completion of one year of service as a Board member measured from the date of grant. There shall be no limit on the number of such automatic Option grants any one non-employee director may receive over his or her period of Board service, and non-employee directors who have previously been employees of the Company (or any Affiliate) or who have received one or more Option grants from the Company prior to becoming a non-employee director shall be eligible to receive one or more such automatic Option grants over their period of continued Board service.

(iii)    Termination of Board Service. The following provisions shall govern the exercise of any options granted to non-employee directors pursuant to the Automatic Option Grant Program that are outstanding at the time the non-employee director ceases to serve as a Board member:

(A)Should the non-employee director’s service as a Board member cease for any reason while one or more Options granted pursuant to this Automatic Option Grant Program are outstanding, then each such Option shall remain exercisable, for any or all of the vested Shares for which the Option is exercisable at the time of such cessation of Board service, until the earlier of (i) the termination date of the Option or (ii) the expiration of 90 days measured from the date the non-employee director’s Board service ceases. Upon the expiration of the 90-day post-termination exercise period, or (if earlier) upon the termination date of the Option, the Option shall terminate with respect to any vested Shares for which the Option has not been exercised.

(B)Each Option granted pursuant to this Automatic Option Grant Program that is outstanding at the time of the non-employee director’s cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all unvested Shares for which the Option is not otherwise at that time exercisable.

(iv)    Change in Control. In the event of a Change in Control effected during the non-employee director’s period of Board service, the vesting of each Option granted pursuant to this Automatic Option Grant Program at the time held by such non-employee director shall automatically accelerate so that each such Option shall, immediately prior to the specified effective date for the Change in Control, become exercisable for all of the Shares at the time subject to such Option and may be exercised for all or any portion of such Shares. Upon the consummation of the Change in Control, all Options granted pursuant to this Automatic Option Grant Program shall terminate and cease to be outstanding, unless assumed by the successor corporation.

(v)    Remaining Terms. The remaining terms and conditions of each Option granted pursuant to this Automatic Option Grant Program shall be substantially the same as the terms in effect for Options made under the Plan and shall be set forth in an Option Agreement.

Section 7.    Amendment and Termination; Adjustments

(a)Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(i)violates the rules or regulations of the National Association of Securities Dealers, Inc. or any other securities exchange that are applicable to the Company;

(ii)causes the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan;

(iii)increases the number of shares authorized under the Plan as specified in Section 4(a);

(iv)permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, as prohibited by Sections 6(a)(i) and 6(b) of the Plan or the repricing of Options or Stock Appreciation Rights, as prohibited by Section 6(h)(vii) of the Plan; or

(v)would prevent the grant of Options or Stock Appreciation Rights that would qualify under Section 162(m) of the Code.

(b)Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof. Notwithstanding the foregoing, the Committee shall not waive any conditions or rights of the Company, or otherwise amend or alter any outstanding Qualified Performance Based Award in such a manner as to cause such Award not to constitute “qualified performance based compensation” within the meaning of Section 162(m) of the Code.

(c)Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.    Income Tax Withholding

In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal, state and local taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations) or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations). The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.
Section 9.    General Provisions

(a)    No Rights to Awards. No Eligible Person or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)    Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c)    Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d)    No Rights of Stockholders. Except with respect to Shares of Restricted Stock as to which the Participant has been granted the right to vote, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable to such Participant upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued in the name of such Participant or such Participant’s legal representative without restrictions thereto.

(e)    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(f)    No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ, or as giving a director of the Company or an Affiliate the right to continue as a director or an Affiliate of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment or Service at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Awards granted hereunder shall not form any part of the wages or salary of any Eligible Person for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g)    Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.

(h)    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Eligible Person or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j)    Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

(k)    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(m)    Section 16 Compliance; Section 162(m) Administration. The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Eligible Persons. With respect to Options and Stock Appreciation Rights, the Company intends to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(n)    Conditions Precedent to Issuance of Shares. Shares shall not be issued, and the Company shall not have any liability for failure to issue Shares, pursuant to the exercise or payment of the purchase price relating to an Award unless such exercise or payment and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange and the Delaware General Corporation Law. As a condition to the exercise or payment of the purchase price relating to such Award, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

Section 10.    Effective Date of the Plan

The Plan shall be effective as of the date on which the Company’s registration statement on Form S-1 relating to the initial public offering of its common stock is declared effective by the Securities and Exchange Commission, subject to the prior approval of the Board and stockholders of the Company.

Section 11.    Term of the Plan

No Award shall be granted under the Plan after (a) the tenth anniversary of the earlier of (i) the date on which this Plan was adopted by the Board or (ii) the date this Plan was approved by the stockholders of the Company, or (b) any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

AMENDMENT TO
THE ENSIGN GROUP, INC.
2007 OMNIBUS INCENTIVE PLAN

Adopted & Effective July 23, 2009
Section 1.     Recitals

This Amendment is adopted by the Board pursuant to Section 7(a) of The Ensign Group, Inc. 2007 Omnibus Incentive Plan (the “Plan”).

Section 2.    Purpose

The purpose of this Amendment is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining independent directors capable of assuring the future success of the Company, to offer such persons incentives to continue in the Company’s service and to afford such persons an opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company.
Section 3.    Definitions

All capitalized terms used in this Amendment and not defined below shall have the meanings given them in the Plan. The following terms shall have the meanings set forth below:
(a)    “Amendment” shall mean this Amendment to the Plan.

(b)    “Automatic Stock Grant Program” shall mean the Directors’ Automatic Stock Grant Program described in Section 6(j) of the Plan, as amended by this Amendment.

Section 4.    Amendments

(a)Amendment of Section 3(a). The final sentence of Section 3(a) of the Plan is hereby amended to read as follows:

“The administration of the Automatic Stock Grant Program, however, shall be self-executing in accordance with the terms of that program so that neither the Board nor any Committee shall exercise any discretionary functions with respect to any Awards made under that program.”

(b)    Amendment of Section 6(i). Section 6(i) of the Plan is hereby amended by adding the following Subsection (vi) as follows:

“(vi) Notwithstanding any other provision of the Plan or this Section 6(i), on and after the date of this Amendment no Non-Employee Director shall receive, be eligible or be entitled to receive Awards under this Section 6(i) and this Section 6(i) shall no longer be self-executing or operative, except to the limited extent necessary to govern the terms and conditions of outstanding Non-Qualified Option Awards previously granted under the Automatic Option Grant Program or subject to the terms thereof.”

(c)    Addition of Section 6(j). Section 6 of the Plan is hereby amended by adding the following subsection 6(j) as follows:

“(j)    Directors’ Automatic Stock Grant Program.
(i)Transitional Quarterly Restricted Stock Awards. Each Non-Employee Director serving as a duly elected or appointed Class I Director on the first day of the third fiscal quarter of the 2009 fiscal year, shall receive 667 Shares for each fiscal quarter of service beginning with the third fiscal quarter of 2009 and ending with the earlier of (i) the second fiscal quarter of the 2011 fiscal year or (ii) the cessation of such board member’s service on the board for any reason. There were no Non-Employee Directors serving as Class II Directors on the first day of the third fiscal quarter of the 2009 fiscal year, thus no transitional Awards shall be made to Non-Employee Directors serving as Class II Directors. Each Non-Employee Director serving as a duly elected or appointed Class III Director on the first day of the third fiscal quarter of the 2009 fiscal year, shall receive 667 Shares for each fiscal quarter of service beginning with the third fiscal quarter of 2009 and ending with the earlier of (i) the second fiscal quarter of the 2010 fiscal year or (ii) the cessation of such board member’s service on the board for any reason. Shares granted pursuant to this subsection shall be fully vested on the date granted and the Non-Employee Director shall not be required to pay any amount to the Company for such Shares. Non-Employee Directors must be serving as a member of the Board on the first day of the fiscal quarter in question to be eligible to receive a transitional Award under this subsection. If a Non-Employee Director ceases to serve as a member of the Board for any reason, such Non-Employee Director shall no longer be eligible or entitled to receive any transitional Award contemplated by this subsection.

(ii)Automatic Quarterly Restricted Stock Awards. Beginning with the third fiscal quarter of the 2011 fiscal year, each Non-Employee Director serving as a duly elected or appointed Class I Director on the first day of the each fiscal quarter, shall receive 1,000 Shares for each fiscal quarter of service. Beginning with the third fiscal quarter of the 2009 fiscal year, each Non-Employee Director serving as a duly elected or appointed Class II Director on the first day of the each fiscal quarter, shall receive 1,000 Shares for each fiscal quarter of service. Beginning with the third fiscal quarter of the 2010 fiscal year, each Non-Employee Director serving as a duly elected or appointed Class III Director on the first day of the each fiscal quarter, shall receive 1,000 Shares for each fiscal quarter of service. Shares granted pursuant to the Automatic Stock Grant Program shall be fully vested on the date granted and the Non-Employee Director shall not be required to pay any amount to the Company for such Shares. There shall be no limit on the number of Shares any one Non-Employee Director may receive over his or her period of Board service pursuant to the Automatic Stock Grant Program, and Non-Employee Directors who have previously been employees of the Company (or any Affiliate) or who have received one or more Awards from the Company prior to becoming a Non-Employee Director shall nevertheless be eligible to receive Shares pursuant to the Automatic Stock Grant Program over their period of continued Board service. Non-Employee Directors must be serving as a member of the Board on the first day of the fiscal quarter in question to be eligible to receive an Award under this subsection. If a Non-Employee Director ceases to serve as a member of the Board for any reason, such Non-Employee Director shall no longer be eligible or entitled to receive any Awards contemplated by this subsection.

(iii)Timing of Awards. Except for Awards pertaining to the fiscal quarter in which this Amendment is adopted, which shall be granted on the date of this Amendment, Awards made pursuant to the Automatic Stock Grant Program shall be granted on the fifteenth (15th) day of the first month of the fiscal quarter for which the Non-Employee Director qualifies for such Award, provided that such day is not a Saturday, Sunday or holiday observed by The NASDAQ Stock Market. In the event that the fifteenth (15th) day of the first month of the fiscal quarter is a Saturday, Sunday or holiday observed by The NASDAQ Stock Market, the Shares shall be issued on the next regular business and trading day following the fifteenth (15th) day of the first month of the fiscal quarter.

AMENDMENT TO
THE ENSIGN GROUP, INC.
2007 OMNIBUS INCENTIVE PLAN

Effective March 1, 2012
Section 1.    Recitals
This Amendment is adopted by the Board pursuant to Section 7(a) of The Ensign Group, Inc. 2007 Omnibus Incentive Plan (the “Plan”).

Section 2.    Purpose

The purpose of this Amendment is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining independent directors capable of assuring the future success of the Company, to offer such persons incentives to continue in the Company’s service and to afford such persons an opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company.
Section 3.    Definitions
All capitalized terms used in this Amendment and not defined below shall have the meanings given them in the Plan. The following terms shall have the meanings set forth below:
(a)    “Amendment” shall mean this Amendment to the Plan.

(b)    “Automatic Stock Grant Program” shall mean the Directors’ Automatic Stock Grant Program described in Section 6(j) of the Plan, as amended by this Amendment.

Section 4.    Amendments

(a)    Amendment of Section 6(j). Section 6(j)(ii) of the Plan is hereby amended by adding the following Subsection (vi) as follows::

“(j)    Directors’ Automatic Stock Grant Program.
(ii)    Automatic Quarterly Restricted Stock Awards. Beginning with the third fiscal quarter of the 2011 fiscal year, each Non-Employee Director serving as a duly elected or appointed Class I Director on the first day of the each fiscal quarter, shall receive 1,000 Shares for each fiscal quarter of service. Beginning with the third fiscal quarter of the 2009 fiscal year, each Non-Employee Director serving as a duly elected or appointed Class II Director on the first day of the each fiscal quarter, shall receive 1,000 Shares for each fiscal quarter of service. Beginning with the third fiscal quarter of the 2010 fiscal year, each Non-Employee Director serving as a duly elected or appointed Class III Director on the first day of the each fiscal quarter, shall receive 1,000 Shares for each fiscal quarter of service. Beginning with the first quarter of the 2012 fiscal year and notwithstanding anything to the contrary herein, each Non-Employee Director that was first duly appointed and elected prior to the first quarter of the 2012 fiscal year (regardless of Class) and is serving as a Director on the first day of each fiscal quarter, shall receive 900 Shares for each quarter of service. Beginning with the first quarter of the 2012 fiscal year and notwithstanding anything to the contrary herein, each Non-Employee Director that is first duly appointed and elected subsequent to the first quarter of the 2012 fiscal year (regardless of Class) and is serving as a Director on the first day of each fiscal quarter, shall receive 750 Shares for each quarter of service. Shares granted pursuant to the Automatic Stock Grant Program to Directors first duly appointed and elected prior to the first quarter of the 2012 fiscal year shall be fully vested on the date granted and the Non-Employee Director shall not be required to pay any amount to the Company for such Shares. All Shares granted pursuant to the Automatic Stock Grant Program to Directors first duly appointed and elected subsequent to the first quarter of the 2012 fiscal year shall be subject to a three-year vesting period, with one third of such shares vesting on the anniversary of the grant date until all such shares are vested, and and the Non-Employee Director shall not be required to pay any amount to the Company for such Shares. There shall be no limit on the number of Shares any one Non-Employee Director may receive over his or her period of Board service pursuant to the Automatic Stock Grant Program, and Non-Employee Directors who have previously been employees of the Company (or any Affiliate) or who have received one or more Awards from the Company prior to becoming a Non-Employee Director shall nevertheless be eligible to receive Shares pursuant to the Automatic Stock Grant Program over their period of continued Board service. Non-Employee Directors must be serving as a member of the Board on the first day of the fiscal quarter in question to be eligible to receive an Award under this subsection. If a Non-Employee Director ceases to serve as a member of the Board for any reason, such Non-Employee Director shall no longer be eligible or entitled to receive any Awards contemplated by this subsection. All unvested Shares granted under the Automatic Stock Grant Program shall become fully vested on the last day of service of any Non-Employee Director unless such Non-Employee Director is removed for cause as permitted by the Company’s Bylaws.

PROXY
THE ENSIGN GROUP, INC.
27101 Puerta Real, Suite 450, Mission Viejo, California 92691
ANNUAL MEETING OF STOCKHOLDERS, THURSDAY MAY 29, 2014
(This Proxy is Solicited on Behalf of the Board of Directors)
The undersigned hereby appoints Christopher R. Christensen and Gregory K. Stapley, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of The Ensign Group, Inc. (“Ensign”) held of record by the undersigned on April 7, 2014 at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at Ensign's Southland Care Center and Home facility, located at 11701 Studebaker Road, Norwalk, California 90650 at 10:00 a.m. PDT, on Thursday, May 29, 2014 and at any adjournments or postponements thereof. Directions to the facility in order to attend the Annual Meeting may be obtained by calling (949) 487-9500. The undersigned also acknowledges receipt of the Notice of the Annual Meeting of Stockholders, the proxy statement and the annual report on Form 10-K for the year ended December 31, 2013, which were furnished with this proxy.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER
MEETING TO BE HELD ON MAY 29, 2014:
THE PROXY STATEMENT AND ANNUAL REPORT TO SECURITY HOLDERS ARE AVAILABLE AT
HTTP://WWW.PROXYVOTE.COM
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the director nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

1	ELECTION OF CLASS I DIRECTORS as follows:

	NOMINEE: Roy E. Christensen, for a three-year term.	☐ FOR	☐ WITHHOLD

NOMINEE: John G. Nackel, for a three-year term.	☐ FOR	☐ WITHHOLD

NOMINEE: Barry M. Smith, for a three-year term.	☐ FOR	☐ WITHHOLD

2	RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3	ADVISORY VOTE ON EXECUTIVE COMPENSATION.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4	RE-APPROVAL OF THE COMPANY'S 2007 OMNIBUS INCENTIVE PLAN

☐ FOR	☐ AGAINST	☐ ABSTAIN

5	STOCKHOLDER PROPOSAL FOR MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS

☐ FOR	☐ AGAINST	☐ ABSTAIN

6
In their discretion, the Proxies are authorized to vote upon all other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof, provided that discretionary voting on such other matters is permitted by applicable rules and regulations.

MARK HERE FOR ADDRESS CHANGE AND INDICATE NEW ADDRESS	☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Share:

Name:		Acct #:

Address:

Signature

	Signature	Date:

NOTE: This proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
BY USING THE ENCLOSED ENVELOPE.